Exhibit 10.11

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Copy

THIS LICENSE AGREEMENT (the “Agreement”) is made on 1 December, 2020 (“Effective Date”)

BETWEEN:

(1)	Pyxis Oncology, Inc., a company organized and existing under the laws of Delaware, whose office is 35 CambridgePark Drive, Cambridge, MA 02140 (“Pyxis”); and

(2)

LEGOCHEM BIOSCIENCES INC., a corporation registered in the Republic of Korea, whose registered office is at 8-26 Munpyeongseo-ro Daedeok-gu Daejeon City, 34302, Republic of Korea (“LCB”, with Pyxis, each a “Party”).

RECITALS

(A)

LCB is a biopharmaceutical company based in The Republic of Korea focusing on the development of linkers, toxins, and conjugation technologies useful in the manufacture and development of antibody-drug conjugates.

(B)	Pyxis is a United States based biopharmaceutical company focused on the development of oncology therapeutics.

(C)	LCB has a preclinical-stage ADC program designated by LCB as LCB67 (as further defined below), targeting DLK-1.

(D)	Pyxis wishes to obtain a license to LCB’s intellectual property directed to LCB67 and to Develop, and Commercialize LCB67 for the benefit of both Parties.

(E)	LCB and Pyxis will simultaneously enter into an Opt-In, Investment and Additional Consideration Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation

In the Agreement, the following words and expressions have the following meanings:

(a)

“Accounting Standards” means the IFRS (International Financial Reporting Standards) or GAAP or, if not applicable, any similar accounting standard, in each case, as generally and consistently applied throughout the relevant organization.

(b)	“ADC” or “Antibody Drug Conjugate” means an antibody conjugated to a cytotoxic payload.

(c)

“Affiliate” means with respect to a legal entity, any other legal entity that directly or indirectly controls, is controlled by or is under common control with such legal entity; where “control”, and with correlative meanings, “controlled by” and “under common control with”, shall mean: (i) the possession, directly or indirectly, of the power to direct the management or policies of a company or person, whether through the ownership of voting securities, by contract or otherwise; or (ii) the ownership, directly or indirectly, of over 50% of the outstanding voting securities or other ownership interest of a legal entity. Notwithstanding the foregoing, Longwood Fund IV, L.P., Agent Capital Fund I LP, Bayer Healthcare LLC, Ipsen Farmaceutica BV and the affiliates of each of the aforementioned entities shall not be considered an Affiliate of Pyxis for the purposes of this Agreement.

Confidential

(d)	“Annual Net Sales” means with respect to all Licensed Products, the worldwide Net Sales calculated on an aggregate basis for a given Calendar Year.

(e)	“Annual Report” has the meaning set forth in Section 4.4 (Annual Report).

(f)

“Antibody IP” means the Know-How and Patent Rights owned by Y-Biologics Inc. and exclusively licensed to LCB for use in ADCs directed to the monoclonal anti-DLK1 antibody within LCB67 and any improvements, modifications, or derivatives thereof made under the Agreement, which Patent Rights are set forth in Schedule 1(f).

(g)

“Arising IP” means Intellectual Property Rights generated by or on behalf of Pyxis or LCB or their respective Affiliates or, in the case of Pyxis, a Sublicensee, in each case, in the performance of any activities under the Agreement during the Term and which specifically relates to Licensed Product or Licensed Compound. For clarity, Arising IP excludes LCB Background IP, Pyxis Background IP and Antibody IP.

(h)

“Batch” means a specific quantity of Clinical Supply Product that is produced according to a single manufacturing order during the same cycle of Manufacture and intended to have uniform character and quality.

(i)

“BLA” means a Biologics License Application submitted to the FDA pursuant to 42 U.S.C. § 262 and 21 C.F.R. Part 601 for purposes of obtaining Regulatory Approval for a new biologic in the United States, or any equivalent filing in a country or regulatory jurisdiction other than the United States.

(j)

“Business Day” means Monday to Friday (inclusive) except bank or public holidays in Massachusetts, United States or Seoul, Korea, and “Day” means any period of 24 consecutive hours commencing at 12:01 a.m. Eastern time and concluding at midnight including Business Days, weekends and bank or public holidays.

(k)	“Calendar Quarter” shall mean the three-month period ending on March 31, June 30, September 30 and December 31 of each calendar year.

(l)	“Calendar Year” shall mean four (4) consecutive Calendar Quarters beginning with the three-month period ending on March 31st.

(m)	[***].

(n)	“CDA” mean that certain Mutual Confidentiality Agreement made as of June 22, 2020, by and between LCB and Pyxis, as amended.

(o)

“Change of Control” means, with respect to a Party, (a) a merger, consolidation, reorganization, amalgamation, arrangement, share exchange, tender or exchange offer, private purchase, business combination or other transaction of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent

(50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the direct or indirect beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its controlled Affiliates’ assets. Notwithstanding the foregoing, any transaction or series of transactions effected for the primary purpose of financing the operations of the applicable Party or changing the form or jurisdiction of organization of such Party will not be deemed a “Change of Control” for purposes of the Agreement.

(p)	“Claims” has the meaning set forth in Section 9.3 (Indemnification).

(q)	“Clinical Supply Product” means Licensed Product in filled or finished form, as applicable, for use in Development of Licensed Products in the Field in the Pyxis Territory.

(r)

“CMC” means the Chemistry, Manufacturing and Controls portion of the IND or NDA for a pharmaceutical or biologic product in the United States, Europe, China or equivalent or similar portion of an IND, NDA or Regulatory Approval in another regulatory jurisdiction.

(s)	“CMO” means a contract manufacturing organization.

(t)

“Combination Product” means a Licensed Product whether combined in a single formulation or package with any Other Components, or formulated or packaged separately but required pursuant to approved product labelling to be used with any Other Component and sold together with such Other Component for a single price.

(u)

“Commercialization” means any and all activities directed toward obtaining pricing and reimbursement approvals, marketing, promoting, distributing, importing, exporting, selling or offering to sell a pharmaceutical or biologic product, excluding activities directed to Development, Manufacturing, or Medical Affairs, and “Commercialize” and “Commercializing” shall have a corresponding meaning.

(v)

“Commercially Reasonable Efforts” means, the efforts and resources that are substantially similar to the efforts and resources that a reasonable Third Party pharmaceutical company of the size of, and with the resources available to the relevant Party (or where applicable, its Sublicensee) would typically devote to a pharmaceutical or biologic product of similar market potential at a similar stage in Development or Commercialization, taking into account all relevant factors, including technical, medical, efficacy, safety, manufacturing, and the patent and other proprietary position of the pharmaceutical or biologic product, and the regulatory environment; and requiring that the Party (1) assigns a budget and responsibility for such obligations to employees or contractors as the case may be, who are held accountable for progress and monitoring such progress, and (2) set and seek to achieve specific objectives for carrying out such obligations. Commercially Reasonable Efforts shall be deemed not to be made if a Party suspends Development of the one Licensed Product required to be Developed pursuant to Section 4.1, for [***] or more in the absence of a Technical Failure or significant scientific evidence that the Licensed Product will unreasonably impact patient safety.

(w)

“Competent Authority” means any local or national agency, authority, department, inspectorate, minister, ministry official, or public or statutory person (whether autonomous or not) of any government of any country having jurisdiction over the manufacture, sale, or use of pharmaceutical or biologic products, including the United States Food and Drug Administration (FDA), Health Canada, the European Medicines Agency of the European Union (EMA), the National Medical Products Administration (NMPA) of China, the European Commission and the European Court of Justice, or any equivalent agency in any other jurisdiction.

(x)

“Confidential Information” means the terms of the Agreement and any and all information of a confidential or proprietary nature that is obtained directly or indirectly by one Party (the “Receiving Party”) or its Affiliates, from the other Party (the “Disclosing Party”) or its Affiliates at any time on or after the Effective Date, without regard to the form or manner in which such information is recorded, preserved, disclosed or obtained. In addition, Confidential Information shall include all Confidential Information (as defined under the CDA between the Parties) obtained by either Party pursuant to the CDA relating to the Licensed Compound or Licensed Product, which shall be deemed to be Confidential Information obtained by such Party pursuant to the Agreement (and the use and disclosure of which shall, as from the Effective Date, be governed by the terms of the Agreement). LCB Background IP shall be LCB’s Confidential Information for which LCB shall be the Disclosing Party and Pyxis shall be the Receiving Party.

(y)

“Cover”, “Covering” or “Covered” means, with respect to a product, technology, process or method, that, in the absence of ownership of, or a license granted under, a Valid Claim, the practice or Exploitation of such product, technology, process or method would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue).

(z)

“Development” means all internal and external development, and regulatory activities related to a pharmaceutical or biologic product, including (i) non-clinical testing, toxicology, testing and studies, non-clinical and preclinical animal studies, and clinical trials, and (ii) preparation, submission, review, and development of data or information for the purpose of submission to a Competent Authority to obtain authorization to conduct clinical trials and to obtain, support, or maintain Regulatory Approval of a pharmaceutical or biologic product, but excluding activities directed to Manufacturing, Medical Affairs or Commercialization, and “Develop” and “Developing” shall have a corresponding meaning.

(aa)	“Europe” means the countries and territories in Europe, including the United Kingdom and members of the European Union.

(bb)

“Exploit” means to make, have made, use, offer to sell, sell, Develop, Manufacture, perform Medical Affairs activities, Commercialize, or otherwise exploit; and “Exploitation” shall have a corresponding meaning.

(cc)	“Extra Milestone Payment” has the meaning set forth in Section 10.5(a).

(dd)	“Field” means the treatment of human diseases in all therapeutic and prophylactic areas.

(ee)	“Financing Date” has the meaning set forth in Section 5.1(b) (Second Payment).

(ff)

“First Commercial Sale” means, with respect to a Licensed Product in a country or region in the Pyxis Territory, the first sale to a Third Party of such Licensed Product in such country or region after all Regulatory Approvals required to market and sell the Licensed Product in such country or region have been obtained.

(gg)	“First Launch” means the first offer for sale of Licensed Product.

(hh)	“First Milestone Payment Event” has the meaning set forth in Section 5.2(a).

(ii)	“Force Majeure” has the meaning set forth in Section 12.8 (Force Majeure).

(jj)

“Global Development Plan” means a reasonably detailed written plan prepared by Pyxis setting forth those Development activities, to be completed by Pyxis that are reasonably necessary to obtain or maintain Regulatory Approvals for the Licensed Products in the Pyxis Territory. The Global Development Plan shall include: (i) all key Development activities to be conducted with respect to the Licensed Compound and Licensed Products, (ii) milestones to evaluate the progress of the Licensed Compound and Licensed Products, and (iii) an allocation of responsibilities in relation to the foregoing activities between the Parties, including those responsibilities of Party that will be performed by Subcontractors or Sublicensees. The Global Development Plan shall be updated from time to time, by Pyxis, in its reasonable discretion.

(kk)

“GMP” shall mean the current good manufacturing practice requirements and standards for the production of drug and biological products, including, as applicable, FDA regulations as set forth in 21 C.F.R. Parts 210, 211, 600, and 610, and related guidance documents, and as interpreted by relevant ICH guidelines, and the applicable laws in any other jurisdiction corresponding to the foregoing; in each case, as amended from time to time.

(ll)	“GMP Clinical Supply Product” has the meaning set forth in Section 5.1 (Upfront Payment).

(mm)	“ICH” means the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

(nn)

“IND Application” means an application submitted to a Competent Authority for authorization by the applicable Competent Authority to initiate human clinical trials, including an (i) Investigational New Drug application filed with the US Food and Drug Administration in the United States, (ii) a clinical trial application submitted to the European Medicines Agency of the European Union, (iii) a clinical trial application submitted to the National Medical Products Administration (NMPA) of China, and (iv) any equivalent filing in any other jurisdiction.

(oo)	“Indemnifying Party” has the meaning set forth in Section 9.3(c).

(pp)	“Indemnitee” has the meaning set forth in Section 9.3(c).

(qq)

“Indication” means (1) types of indications by organ/tissue as described on Exhibit 2, and (2) if not set forth in Exhibit 2, any indication for which Pyxis notifies LCB that it has initiated a Phase 3 Clinical Trial or a Phase 2 Clinical Trial that is intended to be a registrational study and which is (i) agreed to by the Parties to be a new Indication on a case-by-case basis, acting in good faith, and (ii) is consistent with the types of Indications described on Exhibit 2.

(rr)	“Initiation” means for a clinical trial the first dosing of the first patient (or subject in the case of a Phase 1 Clinical Trial) for such trial.

(ss)

“Intellectual Property Rights” means all Patent Rights, rights to inventions, utility models, copyright and related rights, trademarks, trade names and domain names, rights in goodwill or to sue for passing off, rights in designs, rights in computer software, database rights, rights in confidential information (including Know-How, unpatented technical information, and trade secrets) and any other intellectual property rights, in each case, whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection that may now or in the future subsist in any part of the world.

(tt)	“Japan” means Japan and its territories and possessions.

(uu)	“Joint Arising IP” has the meaning set forth in Section 6.1 (Ownership of Arising IP).

(vv)	“Joint Patent Committee” has the meaning set forth in Section 6.5(a) (Joint Patent Committee).

(ww)	“Joint Steering Committee” and “JSC” have the meaning set forth in Section 4.5(a) (Formation and Purpose).

(xx)

“Know-How” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including trade secrets, practices, techniques, methods, processes, inventions, discoveries, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, clinical and non-clinical study reports, clinical and non-clinical data, regulatory filings and regulatory submission documents and summaries, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures and any other know-how, and any physical embodiments of any of the foregoing.

(yy)

“Knowledge” shall mean the actual knowledge of the Chief Executive Officer, the Chief Business Development Officer and the Chief Scientific Officer, after reasonable inquiry without additional inquiry or investigation into the prior art or freedom-to-operate of the practice of LCB Background IP or LCB Product-Specific IP.

(zz)

“LCB67” means an antibody drug conjugate that is directed to DLK-1, having the amino acid sequence set forth on Schedule 1(mmm) or the sequence otherwise specified in the LCB Product-Specific Patent Rights.

(aaa)	“LCB Arising IP” has the meaning set forth in Section 6.1 (Ownership of Arising IP).

(bbb)

“LCB Background IP” means the LCB Patent Rights and the LCB Know-How, and Intellectual Property Rights therein, in each case regarding enzymatic conjugation technologies, beta-glucuronide containing linker technologies, and monomethyl auristatin E based prodrug and other proprietary prodrug payload technologies, (i) in existence at the date of the Agreement, (ii) that are owned or controlled or otherwise obtained or generated by LCB independently of the Agreement, and (iii) any related improvements or enhancements that are identified, developed, generated or conceived pursuant to the Agreement which Patent Rights as of the Effective Date are set forth in Schedule 1(bbb).

(ccc)	“LCB Elements” has the meaning set forth in Section 4.11.

(ddd)	“LCB Indemnitees” has the meaning set forth in Section 9.3 (Indemnification).

(eee)	“LCB IP” means LCB Background IP, LCB Know-How, LCB Patent Rights, LCB Arising IP and LCB’s interests in Joint Arising IP.

(fff)

“LCB Know-How” means all Know-How that is (i) owned or controlled by LCB or any of its Affiliates as of the Effective Date or during the Term and (ii) necessary or useful to Exploit the Licensed Compound and Licensed Product in the Field in the Pyxis Territory or otherwise for Pyxis to perform its obligations or exercise its rights under the Agreement.

(ggg)

“LCB Patent Rights” means all Patent Rights, other than Patent Rights included in the Joint Arising IP or Antibody IP, that are (i) owned or controlled by LCB or any of its Affiliates as of the Effective Date or during the Term and (ii) necessary or useful (or, with respect to patent applications, would be necessary or reasonably useful if such patent applications were to issue as patents) to Exploit the Licensed Compound and Licensed Product in the Field in the Pyxis Territory or otherwise for Pyxis to perform its obligations or exercise its rights under the Agreement; including all LCB Patent Rights as of the Effective Date are set forth on Schedules 1(bbb) (LCB Background Patent Rights) and 1(jjj) (LCB Product-Specific Patent Rights).

(hhh)

“LCB Product-Specific Know-How” means any and all Know-How (whether or not patentable) controlled by LCB on the Effective Date or during the Term to the extent such Know-How specifically relates to the Licensed Compound or Licensed Product, which must in each case specifically relate in some manner to the anti-DLK-1 antibody of the Licensed Compound.

(iii)	“LCB Product-Specific IP” means the LCB Product-Specific Know-How and LCB Product-Specific Patent Rights.

(jjj)

“LCB Product-Specific Patent Rights” means any LCB Patent Rights, other than the LCB Background Patent Rights and the Patent Rights in Antibody IP, having claims that specifically cover Licensed Compound or Licensed Product, which must in each case specifically relate in some manner to the anti-DLK-1 antibody of the Licensed Compound, as of the Effective Date are set forth on Schedule 1(jjj).

(kkk)

“LCB Regulatory Information” means any information and data that may be in regulatory submissions held by LCB or LCB’s CMO or (sub)licensees related to the Manufacture of a Licensed Product in respect of LCB’s Background Technology to the extent not specifically related to the Licensed Compound;

(lll)	“LCB Territory” means Republic of Korea and any country for which the Agreement has been terminated pursuant to Section 10.2 (Termination).

(mmm)	“Licensed Compound” means (i) LCB67, which is directed to DLK1 and includes [***]

(nnn)

“Licensed Product” means a pharmaceutical or biologic product containing the Licensed Compound, together with any formulations generated of the Licensed Compound by either Party under the Agreement, whether alone or in combination with one or more Other Components.

(ooo)	“Major Market Territory” means any of the United States, China, Japan, or any three or more of the following countries: United Kingdom, Spain, France, or Germany.

(ppp)

“Manufacture” means activities directed to manufacturing, processing, packaging, labelling, filling, finishing, assembly, shipping, storage, or freight of any pharmaceutical or biologic product (or any components or process steps involving such product or any companion diagnostic), placebo, or comparator agent, as the case may be, including quality assurance and stability testing, characterization testing, quality control release testing of drug substance and drug product, quality assurance batch record review and release of such product, process development, qualification, and validation, scale-up, pre-clinical, clinical, and commercial manufacture and analytic development, and product characterization, but excluding activities directed to Development, Medical Affairs, or Commercialization, and “Manufacturing” shall have a corresponding meaning.

(qqq)

“Marketing Authorization Application” means any new drug application, BLA, or other application submitted to a Competent Authority for authorization by the applicable Competent Authority to market and sell a Licensed Product commercially.

(rrr)

“Medical Affairs” means activities conducted by a Party’s medical affairs departments (or, if a Party does not have a medical affairs department, the equivalent function thereof), including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in connection with patient registries, and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs and not to other activities that do not involve the promotion, marketing, sale, or other Commercialization of the Licensed Product and are not conducted by a Party’s medical affairs (or equivalent) departments.

(sss)

“Milestone” or “Milestone Event” means each of the milestone event specified in Section 5.2 (Development Milestones), Section 5.3 (Regulatory Milestones), and Section 5.4 (Sales Milestones) of the Agreement.

(ttt)

“Milestone Payment” means the sums due from Pyxis to LCB on achievement of each Milestone Event in accordance with Section 5.2 (Development Milestones), Section 5.3 (Regulatory Milestones), and Section 5.4 (Sales Milestones) of the Agreement.

(uuu)	“Multi-Epitope DLK1” shall have the meaning set forth in the definition of ROFN Product.

[***]	“Net Sales” means [***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***];

[***]	[***]

[***]

(A)	[***]

(B)	[***]

(C)	[***]

[***]

(vvv)	[***]

(www)

“Other Component” means any therapeutically active drug or biological ingredient that is not the Licensed Compound (including any product of Pyxis) not covered by LCB IP, Antibody IP, or Joint Arising IP.

(xxx)	“Opt-In Agreement” means the “Opt-In, Investment and Additional Consideration Agreement” to be executed simultaneously with the Agreement, in the form attached as Exhibit 1 hereto.

(yyy)	“Parties” means LCB and Pyxis and “Party” shall mean either of them.

(zzz)

“Patent Challenge” means any assertion by Pyxis or any of its Affiliates or Sublicensees or any knowing assistance given to a Third Party in or in preparation for a legal or administrative proceeding or other similar legal proceeding, including with respect to the Patent Trial and Appeal Board and foreign equivalents, challenging the scope, ownership, validity or enforceability of any of the LCB Patent Rights or the Antibody Patent Rights without the permission or consent of LCB.

(aaaa)

“Patent Rights” means (i) any national, regional or international patent or patent application, including any provisional patent application, (ii) any patent application filed either from such a patent, patent application or provisional application or from an application claiming priority from any of these, including any divisional, continuation, continuation-in-part, provisional, converted provisional, and continued prosecution application, (iii) any patent that has issued or in the future issues from any of the foregoing patent applications ((i) and (ii)), including any utility model, petty patent, design patent and certificate of invention, (iv) any extension or restoration by existing or future extension or restoration mechanisms, including any revalidation, reissue, re-examination and extension (including any supplementary protection certificate and the like) of any of the foregoing patents or patent applications ((i), (ii) and (iii)), and (v) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent application or patent.

(bbbb)	“Pharmacovigilance Agreement” has the meaning set forth in Section 4.6(c) (Adverse Event Reporting).

(cccc)

“Phase 1 Clinical Trial” means the first clinical trial in which a Licensed Product is administered to human subjects under an authorized or otherwise valid and effective IND Application in any country or region.

(dddd)

“Phase 2 Clinical Trial” means a clinical trial in which a Licensed Product is administered to human subjects, the principal purpose of which is to identify any common short-term side effects and risks associated with the Licensed Product and to evaluate Licensed Product’s safety and efficacy in the proposed therapeutic indication, in a manner that is generally consistent with 21 C.F.R. § 312.21(b), as amended (or its successor regulation), or, with respect to any other country or region, the equivalent of such a clinical trial in such other country or region.

(eeee)

“Phase 3 Clinical Trial” means the first clinical trial in which a Licensed Product is administered to human subjects, that is (ii) designated to produce statistically meaningful data to establish the safety and effectiveness of the Licensed Product for its intended use under specified conditions of use; in a manner sufficient to support a Marketing Authorization Application without any Phase 1 or Phase 2 clinical trials; and (ii) in a manner that is generally consistent with 21 C.F.R. § 312.21(c), as amended (or its successor regulation), or, with respect to any other country or region, the equivalent of such a clinical trial in such other country or region.

(ffff)	“Product Marks” has the meaning set forth in Section 6.4 (Product Marks).

(gggg)	“Pyxis Arising IP” has the meaning set forth in Section 6.1 (Ownership of Arising IP).

(hhhh)

“Pyxis Background IP” means all Patent Rights and Know-How of Pyxis owned or controlled by Pyxis or its Affiliates as of the Effective Date, or arising outside of the scope of the Agreement the Patent Rights in the Pyxis Background IP are set forth on Schedule 1(hhhh).

(iiii)	“Pyxis-Developed Materials” has the meaning set forth in Section 10.4(d).

(jjjj)	“Pyxis Exclusive License Grant” has the meaning set forth in Section 10.4(d).

(kkkk)

“Pyxis IP” means any and all Know-How (whether or not patentable) controlled by Pyxis on the Effective Date or during the Term to the extent such Know-How is (i) incorporated by Pyxis into a Licensed Product or into the Manufacture of the Licensed Product, and (ii) necessary or useful to Exploit the Licensed Compound or Licensed Product in the LCB Territory and all Patent Rights control by Pyxis on the Effective Date or during the Term that claim any such Know-How; Pyxis IP includes Pyxis Arising IP and its interests in Joint Arising IP to the extent (i) incorporated by Pyxis into a Licensed Product or into the Manufacture of Licensed Product, and (ii) necessary or useful to Exploit the Licensed Compound or Licensed Product in the LCB Territory.

(llll)	“Pyxis Indemnitees” has the meaning set forth in Section 9.3 (Indemnification).

(mmmm)	“Pyxis Territory” means all of the countries in the world other than LCB Territory.

(nnnn)

“Regulatory Approval” means, with respect to a country or other jurisdiction, all registrations, authorization or approval by any Competent Authority, necessary for the Licensed Product to be sold in such country or jurisdiction. For clarity, Regulatory Approval may, in a particular country, include pricing approval.

(oooo)

“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Competent Authority with respect to a Licensed Product in a country, other than a Patent Right but including patent term extension based on FDA or other Competent Authority review times and research times, in each case, that confers exclusive rights to Pyxis, its Affiliates or Sublicensees, as applicable to market such Licensed Product in such country. As an example, and not a limitation of the foregoing definition, as of the Effective Date, Regulatory Exclusivity includes in the U.S., the applicable period of exclusivity for an initial reference product granted under the U.S. Biologics Price Competition and Innovation Act of 2009.

(pppp)	“Representatives” means the directors, officers, employees, consultants, advisors and permitted contractors of the relevant Party or its Sublicensees.

(qqqq)

“Results” means all data, information, or materials identified, developed, generated, created, or conceived in the exercise of the Agreement, including all tangible records of such data and information.

(rrrr)	[***]

(ssss)

“ROFN Eligible Product” means any ADC directed to DLK1 (including any bi-specific or multi-specific ADC directed to DLK1 and one or more targets other than DLK1). For clarity, an ADC directed to more than one epitope of DLK1 (a “Multi-Epitope DLK1”) shall not be deemed a ROFN Eligible Product.

(tttt)	“Royalty Rate” means the amount of consideration due as calculated in accordance with Section 5.5 (Royalty Payments).

(uuuu)	“Royalty Report” has the meaning set forth in Section 5.6 (Royalty Reports).

(vvvv)

“Royalty Term” means, on a country-by-country basis and Licensed Product-by-Licensed Product basis, the period commencing on the date of the First Commercial Sale of such Licensed Product in such country and ending on the latest of:

(i)

the date of expiry of the last Valid Claim of a Patent Right included in Antibody IP, Patent Right included in LCB Arising IP, Joint Arising IP or an LCB Patent Right Covering the composition of matter or a method of use of the Licensed Product; or

(ii)	ten (10) years from the First Commercial Sale of such Licensed Product in such country; or

(iii)	the expiration of Regulatory Exclusivity for such Licensed Product in such country.

(wwww)	“Second Payment” has the meaning set forth in Section 5.1(b).

(xxxx)	“Selling Entity” means Pyxis, or its Affiliates, or Sublicensees.

(yyyy)	“Senior Officers” means for LCB, the President or the Chief Executive Officer of LCB, and for Pyxis, the Chief Executive Officer of Pyxis.

(zzzz)

“Sublicense” means a grant of rights (or grant of an option to obtain such rights) by Pyxis to a Sublicensee in the Field under any of the rights licensed to Pyxis by LCB under Section 2.1 (Pyxis License) with respect to the Exploitation of the Licensed Compound or Licensed Product. The grant of ordinary course rights to contract research organizations, contract manufacturing organizations and similar vendors shall not be considered a Sublicense.

(aaaaa)	“Sublicense Revenue(s)” means [***]

(bbbbb)

“Sublicensee” means (a) a Third Party to which Pyxis grants a Sublicense (b) a Third Party to whom such Third Party defined in the foregoing clause (a) grants a license in the Field under any of the LCB IP (through multiple tiers).

(ccccc)	[***]

(ddddd)	“[***]

(eeeee)

“Technical Failure” means that the Licensed Product for the Indication for which it is being studied is reasonably determined by the Parties to: (i) be unsafe, based on results of testing; (ii) fail to meet the statutory standard of effectiveness to obtain approval; or (iii) be not feasible to Manufacture for Commercialization, in each case as determined by the Parties in good faith upon reviewing and discussing all pertinent, objective evidence; provided that in the event a dispute between the Parties regarding such determination as discussed in the JSC has lasted longer than [***] rom the date a Party first presents that a Technical Failure has occurred to the other Party at the JSC, Pyxis shall have the right to make the final determination regarding whether a Technical Failure has occurred.

(fffff)	“Term” has the meaning set forth in Section 10.1 (Term).

(ggggg)	“Third Party” means a person other than LCB, Pyxis or each of their Affiliates.

(hhhhh)	“United States” or “US” means the United State of America and its territories and possessions.

(iiiii)	“Valid Claim” means a claim of:

(i)

a granted patent that: (A) has not expired; (B) has not been revoked nor held invalid or unenforceable by an administrative agency, court or other government agency of competent jurisdiction in a final and non-appealable decision (or a decision unappealed within the time limit allowed for appeal) nor admitted to be invalid or unenforceable through reissue, re-examination, or disclaimer or otherwise; (C) has not been abandoned, and (D) has not been lost through an interference proceeding, inter partes review, ex partes re-examination or similar proceeding; or

(ii)

a pending patent application that has not been pending for more than [***] from its initial filing date and has not been finally rejected by a patent office or other governmental agency of competent jurisdiction in an unappealable decision or a decision that is un-appealed within the time allowed for appeal.

In the Agreement:

(a)	references to Parties, Sections and Schedules are to the Parties, Sections and Schedules of the Agreement

(b)	references to persons include all forms of legal entity including an individual, company, body corporate, unincorporated association and partnership, and such persons’ successors and assigns;

(c)

the words ‘include,” “including,” and “in particular” are to be construed as being by way of illustration or emphasis only and are not to be construed so as to limit the generality of any words preceding them;

(d)	the words “other” and “otherwise” are not to be construed as being limited by any words preceding them;

(e)	the headings are used for convenience only and do not affect its interpretation;

(f)	any financial sums are expressed in US Dollars unless otherwise specified;

(g)	the term “or” means “and/or” hereunder;

(h)	the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(i)	“herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to the Agreement as an entirety and not solely to the particular portion of the Agreement in which any such word is used;

(j)

any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(k)	the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under the Agreement;

(l)

references to any specific law, rule or regulation, or section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; and

(m)	a reference to the singular includes a reference to the plural and vice versa and a reference to any gender includes a reference to all other genders.

Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of the Agreement. Accordingly, the rule of construction that any ambiguity in the Agreement will be construed against the drafting Party will not apply.

2.	Grant of License

2.1	Pyxis License. Subject to the terms of the Agreement, LCB hereby grants to Pyxis and its Affiliates, on behalf of itself and its Affiliates:

(a)

an exclusive (even as to LCB and its Affiliates), transferable (solely as permitted in accordance to Section 12.3 (Assignment)) license under the LCB Product-Specific IP, the LCB IP and the Antibody IP, with the right to Sublicense through multiple tiers, to Exploit the Licensed Compound and Licensed Product in the Field in the Pyxis Territory except that the foregoing license to Pyxis under LCB IP and Antibody IP applies solely to the Licensed Compound and not to any Other Component; and

(b)

a non-exclusive, transferable (solely as permitted in accordance to Section 12.3 (Assignment)) license under the LCB IP and the Antibody IP with the right to sublicense through multiple tiers, to Develop, Manufacture or have Manufactured the Licensed Compound and Licensed Product in the LCB Territory solely to Exploit the Licensed Compound and Licensed Product in the Field in the Pyxis Territory.

2.2

LCB License. Subject to the terms of the Agreement, Pyxis hereby grants to LCB and its Affiliates an exclusive (except as to Pyxis for itself and subcontractors under this Agreement), fully-paid, royalty-free, non-transferrable, non-sublicensable (other than to subcontractors acting on behalf of LCB) license under the Pyxis IP to Manufacture and have Manufactured the Licensed Product in the Pyxis Territory solely to the extent reasonably necessary for LCB to (i) perform its obligations under the Agreement, and (ii) Exploit the Licensed Compound and Licensed Product in the LCB Territory.

2.3	Restrictions. Pyxis shall not directly or indirectly by virtue of the Agreement or otherwise:

(a)

modify, disassemble, decompile, reverse engineer, or attempt to modify, disassemble, decompile or attempt to reverse engineer, the Licensed Compound, including LCB Background IP, Antibody IP or any component of the foregoing; or

(b)	engage in any activities in breach of any jurisdiction’s export-import or other applicable laws, rules or regulations.

2.4

Companion Diagnostics. If during the Term, Pyxis elects to Develop a companion diagnostic for use in conjunction with the Licensed Products or to Develop Licensed Compound or Licensed Product for diagnostic use, it may do so under a separate license to Intellectual Property Rights Controlled by LCB. Such license to include reasonable additional consideration for LCB, which, when taken as a whole, is no greater than the consideration paid to LCB for the Licensed Product under the Agreement, and the Parties will enter (i) an amendment to the Agreement, or (ii) a separate agreement between Pyxis and LCB regarding such license for the companion diagnostics (in the case of each of (i) or (ii) for the purpose of licensing such Intellectual Property Rights to Pyxis).

2.5	[***].

[***]

[***] [***]

2.6	[***]

2.7	[***].

2.8

Patent Challenge. In the event of a Patent Challenge, where none of the exceptions in Section 10.2(d) (Termination for Patent Challenge) apply, LCB may elect, in lieu of exercising its right to terminate, to convert the exclusive licenses granted to Pyxis in 2.1 (Pyxis License) to non-exclusive licenses.

3.	Sublicensing & Subcontracting

3.1	Sublicenses by Pyxis. In the event that Pyxis grants a Sublicense of a Licensed Compound or Licensed Product in the Field pursuant to Section 2.1 (Pyxis License):

(a)	Pyxis shall notify LCB of such potential Sublicense (excluding any Subcontractor) in advance of signing such Sublicense agreement including a summary of terms and the relevant financial terms thereof;

(b)

Such Sublicense shall be consistent with the terms of the Agreement and require the applicable Sublicensee to comply with applicable obligations of the Agreement including, the obligation to use Commercially Reasonable Efforts to Develop and Commercialize Licensed Compound and Licensed Products;

(c)

Pyxis shall within [***] after the Effective Date provide a complete copy of each Sublicense to LCB if permitted by the Sublicense. Pyxis may make reasonable redactions where the redactions do not adversely impact the rights of LCB hereunder, provided the redacted copy fully enables LCB to determine the scope of the rights granted, the financial terms thereunder to the extent applicable to LCB and confirm compliance with and enforce obligations under the Agreement; and

(d)	Any Sublicense Revenue Pyxis receives under such Sublicenses will be shared in accordance with the Opt-In Agreement.

3.2

Subcontracting by Pyxis. Pyxis will have the right to engage Subcontractors to exercise its rights or perform its obligations under the Agreement, including any activities set forth in the Global Development Plan; provided that any such Subcontractor is required to comply with the terms of the Agreement that are applicable to such Subcontractor.

3.3

Pyxis Remaining Primarily Liable. Pyxis acknowledges that the grant of any Sublicense shall not relieve Pyxis of its obligations under the Agreement, except to the extent they are performed by any such Sublicensee, and Pyxis will remain responsible for the performance of any of its obligations under the Agreement that are allocated to a Subcontractor or Sublicensee to the same extent as if it had performed (or failed to perform) such obligations itself.

4.	Development, Manufacture and Commercialization

4.1

Development Responsibilities. Subject to Section 4.5 (JSC) below regarding oversight by the JSC, Pyxis will lead and will have sole control and decision making authority with respect to the Development of the Licensed Compound and Licensed Product in the Pyxis Territory. Pyxis shall provide LCB with the Global Development Plan no later than [***] after the Effective Date. Pyxis shall use Commercially Reasonable Efforts to Develop at least one Licensed Compound and one Licensed Product for at least one Indication in the Pyxis Territory, including by using Commercially Reasonable Efforts to conduct the activities set forth in the Global Development Plan and Developing Licensed Product at least one Indication at one time. For the avoidance of doubt, if Pyxis Develops only one Licensed Product in only one Indication during the Term, Pyxis will be deemed to have met its diligence obligations with respect to Development of the Licensed Product hereunder. Subject to Section 4.5 (JSC) below regarding the oversight by the JSC, LCB will lead and have primary control and decision making authority with respect to the Development of the Licensed Compound and Licensed Product in the LCB Territory.

4.2

Pyxis shall be deemed to have used Commercially Reasonable Efforts under Section 4.1, if Pyxis, its Affiliates or a Sublicensee has achieved the following events listed below by the dates set forth below:

(a)

Initiate a preclinical toxicology program (GLP) for the Licensed Compound or Licensed Product within [***] after the delivery of the non-GMP-compliant Batch as set forth in Section 5.1 (Upfront Payment);

(b)	Submit an IND Application for a Licensed Product within [***]after the completion of such preclinical toxicology program (GLP) in a Major Market Territory;

(c)	Dose a first patient in a Phase 1 Clinical Trial for a Licensed Product in a Major Market Territory within [***] after submission of the first IND Application;

(d)	Dose a first patient in a Phase 2 Clinical Trial for a Licensed Product in a Major Market Territory within [***]after completion of a Phase 1 Clinical Trial in a Major Market Territory;

(e)	Dose a first patient in a Phase 3 Clinical Trial for a Licensed Product in a Major Market Territory within [***] after completion of a Phase 2 Clinical Trial in a Major Market Territory;

(f)	Submit a BLA Application for a Licensed Product in a Major Market Territory within [***]after completion of a Phase 3 Clinical Trial; and

(g)	Achieve First Commercial Sale of a Licensed Product within [***]after receiving Regulatory Approval.

4.3

LCB Territory Development Discussion. LCB shall provide Pyxis an update of LCB’s Development of activities including Licensed Products on a quarterly basis at each JSC meeting. If Pyxis reasonably believes that any Development activities proposed by LCB would reasonably be expected to have a material adverse impact upon the Development of the Licensed Product in the Field in the Pyxis Territory, then Pyxis shall have the right to bring the matter to the attention of the JSC setting forth its concerns in a written report along with a proposed resolution, taking into account LCB’s interests, and the Parties shall discuss in good faith a resolution to such concern. [***]Further, any action by LCB that adversely or materially affects the Development of Pyxis shall be taken into account when considering whether Pyxis has used Commercially Reasonable Efforts as required under the Agreement.

4.4	Annual Report. Pyxis shall provide to LCB a report at least once every 12 months (an “Annual Report”) that includes:

(a)	the progress of Development for the Licensed Compound and Licensed Product measured against the Global Development Plan for each Major Market;

(b)

for each Major Market where all required Regulatory Approvals have been obtained for the Licensed Product, at least [***]prior to launch of a Licensed Product in such country or region, a summary of the Commercialization strategy and plan of Pyxis in respect of the Licensed Product in such Major Market; and

(c)

the Parties shall discuss the Annual Report and the progress of Commercialization activities as measured against the plan and LCB shall have the opportunity to ask questions of Pyxis and Pyxis shall be reasonably available and, in any event, respond to LCB’s questions within [***].

4.5	Joint Steering Committee (JSC).

(a)

Formation and Purpose. Pyxis and LCB will establish and convene a joint steering committee (the “Joint Steering Committee” or the “JSC”) promptly after the Effective Date. The JSC shall consist of representatives from each Party and operate by the procedures in accordance with this Section 4.5 (Joint Steering Committee). The purpose of the JSC shall be to provide a forum for the coordination, communication, and oversight of the Parties’ activities under the Development Plan, and the JSC shall not have any decision-making authority outside of the scope contemplated herein.

(b)	JSC Responsibilities. The JSC’s responsibilities shall be to:

(i)	Discuss the Global Development Plan and all material amendment and updates thereto;

(ii)

Facilitate the exchange of information between the Parties related to the Development of the Licensed Product under the Global Development Plan in the Pyxis Territory and LCB’s Development efforts in the LCB Territory;

(iii)	Review, discuss, and coordinate the overall progress of the Development activities for the Licensed Compound and Licensed Product conducted under the Global Development Plan and in the LCB Territory;

(iv)	Oversee, discuss and coordinate regulatory activities as they pertain to Licensed Product;

(v)	Serve as the first forum to hear and resolve disputes in respect of Development matters; and

(vi)	Perform such other functions as appropriate to further the Development of the Licensed Compound or Licensed Product, as determined by the Parties in writing.

(c)

JSC Decisions and Actions. The Parties shall use good faith efforts to achieve consensus regarding any actions. If the JSC fails to reach agreement on a matter before it for decision regarding the Development of Licensed Compound or Licensed Product, Pyxis shall have final decision making authority on such matters in the Pyxis Territory and LCB shall have final decision making authority on such matters in the LCB Territory.

(d)

JSC Membership. Within [***]after the Effective Date, each Party shall designate two representatives for the JSC and be responsible for its representatives’ compliance with the terms of the Agreement and that each representative has agreed in advance to confidentiality, intellectual property ownership and assignment and non-use obligations at least as restrictive as those set forth herein. Each representative shall have the appropriate level of experience in the subject area of the JSC, and at least one representative shall have sufficient seniority within the applicable Party’s organization to have the necessary decision-making authority in order for the JSC to fulfill its responsibilities. Either Party may designate a substitute for its JSC representatives if one of such Party’s designated representatives is unable to be present at a meeting so long as such substitutes are subject to the same obligations of confidentiality, intellectual property ownership and assignment and non-use as the formal representative. From time to time, each Party may replace its JSC representatives by written notice to the other Party specifying the prior representative(s) and their replacement(s).

(e)

JSC Chairperson. The JSC will have a chairperson, to be designated by Pyxis. The chairperson shall be responsible for calling and convening meetings. The chairperson (or its designate) shall: (i) prepare and circulate an agenda reasonably in advance of each upcoming meeting; and (ii) prepare and issue minutes of the JSC meeting within [***] hereafter. Such minutes shall not be finalized until each JSC representative reviews and approves such minutes in writing; provided that any minutes shall be deemed approved unless a JSC representative objects to the accuracy of such minutes within [***] fter the circulation of the minutes.

(f)	Meetings.

(i)

Timing and Frequency. Until the completion of all activities under the Global Development Plan (after which the JSC shall disband) or unless otherwise agreed by the Parties, the JSC shall meet at least once each Calendar Quarter. Additional meetings of the JSC may be held with the consent of each Party (such consent not to be unreasonably withheld, delayed or conditioned), and as required under the Agreement.

(ii)

Meeting Procedures. The JSC may meet either (A) in person at either Party’s facilities or at such locations as the Parties may otherwise agree; or (B) by audio or video teleconference. Each Party shall be responsible for all of its own expenses incurred in connection with participating in the JSC, including all travel and lodging.

(g)

Non-Member Participation. Additional non-members of the JSC having relevant experience may from time to time be invited to participate in a JSC meeting, provided that such participants shall have no voting rights or powers. Non-member participants who are not employees of a Party or its Affiliates shall only be allowed to attend if: (i) the other Party’s representatives have consented to the attendance; and (ii) such non-member participant is subject to and has agreed in advance to confidentiality, intellectual property ownership and assignment and non-use obligations at least as restrictive as those set forth in the Agreement.

(h)

Limitation of Authority. The JSC shall only have the powers expressly assigned to it in this Article 4 and elsewhere in the Agreement and shall not have the authority to: (i) modify or amend the terms and conditions of the Agreement; (ii) waive either Party’s compliance with the terms and conditions of the Agreement; (iii) determine any such issue in a manner that would conflict with the express terms and conditions of the Agreement; or (iv) impose any other obligations on either Party without the prior written consent of such Party.

4.6	Regulatory Matters.

(a)

Regulatory Responsibilities; Ownership. Pyxis will lead and have sole control and decision-making authority with respect to all regulatory activities specific to the Licensed Product as a whole, but not activities related to LCB Regulatory Information, in the Pyxis Territory, including all applications for Regulatory Approvals in the Pyxis Territory. Pyxis will have the sole right to conduct all communications with Competent Authorities in the Pyxis Territory, including all meetings, conferences and discussions (including advisory committee meetings), with regard to Licensed Product in the Pyxis Territory, but not LCB Regulatory Information. Pyxis shall involve LCB in all material regulatory matters and coordinate material regulatory activities with LCB for the LCB Territory, including through the oversight of the JSC. LCB shall have the right to review and provide comments on regulatory materials and participate with Pyxis in regulatory meetings, unless prohibited by applicable law, in each case, as they relate to or involve questions about LCB Background IP or Antibody IP as incorporated in Licensed Product, at LCB’s sole cost and expense. Pyxis will own any and all Regulatory Approvals and regulatory submissions for each Licensed Product as a whole in the Pyxis Territory, which will be held in the name of Pyxis or its designees, except for LCB Regulatory Information.

(b)

Right of Reference. Each Party will grant, and hereby does grant, to the other Party a right of reference to all Regulatory Approvals and related regulatory materials, including the drug master file (or any equivalent thereof outside the United States), for the Licensed Products in the Field submitted by or on behalf of such Party or its Affiliates, solely for the purpose of seeking, obtaining, supporting, and maintaining Regulatory Approvals for the Licensed Products in each Party’s respective territory. Each Party will bear its own costs and expenses associated with providing the other Party with the right of reference pursuant to this Section 4.6(b) (Right of Reference), and will take such actions as may be reasonably requested by the other Party to give effect to the intent of this Section 4.6(b) (Right of Reference) and to give the other Party the benefit of the granting Party’s Regulatory Approvals and related regulatory materials in the other Party’s territory as provided herein.

(c)

Adverse Event Reporting. No later than [***] after the submission of the first IND application in the Pyxis Territory, Pyxis and LCB shall develop and agree in a written agreement to worldwide safety and pharmacovigilance procedures for the Parties with respect to the Development and Commercialization of Licensed Products, such as safety data sharing and exchange, adverse events reporting, and prescription events monitoring (the “Pharmacovigilance Agreement”).

4.7

Commercialization. Each Party shall lead and have sole control over and decision-making authority with respect to all aspects of Commercialization of the Licensed Products in the Pyxis Territory in the case of Pyxis, and in the LCB Territory in the case of LCB, subject to the terms and conditions of the Agreement. Pyxis shall use Commercially Reasonable Efforts to Commercialize at least one Licensed Product for at least one Indication at one time, following receipt of all Regulatory Approvals therefor in Major Markets in the Pyxis Territory. For the avoidance of doubt, if Pyxis Commercializes only one Licensed Product in only one Indication, Pyxis will be deemed to have met its diligence obligations with respect to Commercialization of the Licensed Product hereunder.

4.8

Medical Affairs. Each Party shall lead and have sole control over and decision-making authority with respect to all aspects of Medical Affairs of the Licensed Products in the Pyxis Territory in the case of Pyxis, and in the LCB Territory in the case of LCB, subject to the terms and conditions of the Agreement.

4.9	Exclusivity; Diversion.

[***] Exclusivity Covenant. During the Term of the Agreement, neither Party shall nor shall their Affiliates and Sublicensees research, in-license, Develop or Commercialize any other ADC directed to DLK-1, including a Multi-Epitope DLK1 or a modification or derivative of [***].

[***] Diversion Covenant. Subject to applicable law, LCB and Pyxis each hereby covenants and agrees that (i) it and its Affiliates shall not, and it shall contractually obligate (and use Commercially Reasonable Efforts to enforce such contractual obligation) its licensees, sublicensees and contractors not to, directly or indirectly, actively promote, market, distribute, import, sell or have sold any Licensed Product, including via the internet or mail order, to any Third Party or to any address or internet protocol address or the like, in the Pyxis Territory in the case of LCB and in the LCB Territory in the case of Pyxis, and (ii) it shall not engage, nor permit its Affiliates, licensees, sublicensees or contractors to engage, in any advertising or promotional activities relating to any Licensed Product for use directed primarily to customers or other buyers or users of such product located in any country or jurisdiction in the Pyxis Territory in the case of LCB and in the LCB Territory in the case of Pyxis, or solicit orders from any prospective purchaser located in any country or jurisdiction in the Pyxis Territory in the case of LCB or in the LCB Territory in the case of Pyxis. As between the Parties, nothing in this Section 4.9(b) will prevent either Party or its Affiliates and licensees from undertaking, or having undertaken, any of the foregoing activities with respect to any Licensed Product in the LCB Territory in the case of LCB and in the Pyxis Territory in the case of Pyxis.

4.10	Technology Transfer; Exchange of Information.

(a)

Technology Transfer by LCB. No later than [***] after the Effective Date, LCB shall disclose to Pyxis all existing and available Product-Specific LCB Know-How and supporting documents including results, data and reports that may be required or useful for the Exploitation of the Licensed Compound and Licensed Product in the Pyxis Territory or otherwise provide such information by the right of reference set forth in Section 4.6(b) (Right of Reference). Thereafter, on an ongoing basis at each meeting of the JSC or as reasonably requested by Pyxis, LCB shall also disclose to Pyxis all Product-Specific LCB Know-How and supporting documents in each case as may be so required or useful, generated after the Effective Date. All of the foregoing Know-How and documents shall be provided, in each case, in English.

(b)

Technology Transfer by Pyxis. Twice each Calendar Year and as LCB reasonably requests, in each case during the Term, Pyxis shall disclose to LCB all material Results, Regulatory materials, material Know-How incorporated by Pyxis in its Exploitation of the Licensed Product and other supporting documents that are reasonably required or useful for LCB’s Exploitation of Licensed Product in the LCB Territory. LCB will be entitled to use the Pyxis Arising IP solely for the purpose of LCB’s internal research and the Exploitation of the Licensed Compound and Licensed Product in the LCB Territory.

(c)

Costs of Technology Transfer. Each Party will be responsible for its internal costs incurred in connection with the technology transfer set forth under this Section 4.10 (Technology Transfer; Exchange of Information). Each Party will reimburse the other Party for the reasonable and verifiable external expenses and costs incurred by or on behalf of such other Party or its Affiliates in connection with the technology transfer set forth under this Section 4.10 (Technology Transfer; Exchange of Information).

4.11

Manufacturing and Supply. Prior to the payment by Pyxis for GMP Clinical Supply Product under Section 5.1(c) (Reimbursement of CMC and Product Costs), LCB shall Manufacture or have Manufactured the Licensed Compound and Licensed Products on behalf of Pyxis according to the quantities and timelines set forth in the Global Development Plan; provided that Pyxis shall have full access to documentation relating to such Manufacturing, including true and complete copies of all LCB CMO agreements, the ability to manage and interact directly with LCB CMOs, and final approval and acceptance of any Licensed

Product delivered by LCB, which shall be, in each case, provided to Pyxis in English. Following the payment by Pyxis for GMP Clinical Supply Product under Section 5.1(c) (Reimbursement of CMC and Production Cost), Pyxis shall have the sole right (and shall solely control, at its discretion) itself or with or through its Affiliates, sublicensees, or other Third Parties, to Manufacture or have Manufactured the Licensed Compound and Licensed Products for Development and Commercialization in the Pyxis Territory. All such Manufacturing shall be at Pyxis’s sole cost and expense. Notwithstanding the foregoing, the Parties agree that LCB shall control the Manufacture or use of the conjugation methods and materials, linker and payload elements of LCB Background IP (the “LCB Elements”) and LCB Regulatory Information (other than for the Licensed Compound after the GMP Clinical Supply Product); provided that Pyxis shall have oversight over all such Manufacturing and use. Promptly following the payment for Clinical Supply, LCB shall transfer to Pyxis or its designated CMO (i) all LCB Product-Specific Know-How and all data, information, assets and other materials (including starting materials and research materials, DNA, protein sequences, constructs, cell lines, reagents, antibodies and tissue samples), and GMP and shelf-life information relating thereto, Controlled by LCB or its Affiliates (or Third Party CMOs, to the extent LCB has the right to assign, transfer and/or sublicense such materials under its agreements with such Third Party CMOs; provided, that LCB shall use good-faith efforts to obtain such right), necessary or reasonably useful for Pyxis to Manufacture the Licensed Compound and Licensed Product, in each case as a whole, in the Pyxis Territory, as its sole cost and expense. At the reasonable request of Pyxis from time to time, LCB shall make its employees and consultants (including personnel of its Affiliates and Third Party CMOs) available to Pyxis and its designees to provide reasonable consultation and technical assistance in order to ensure an orderly transfer of such materials and technology to Pyxis and its designees and to assist Pyxis and its designees in the Manufacture of the Licensed Compound or Licensed Products, in each case as a whole. It is expressly acknowledged and agreed by the Parties that Pyxis or its Affiliates may contract directly with Third Party CMOs that Manufacture the Licensed Compounds or Licensed Products, in each case as a whole, on behalf of LCB or its Affiliates, provided however, that the Parties shall cooperate and coordinate in good faith through the JSC as to such matters and LCB shall retain decision making authority in respect of Manufacturing matters concerning the LCB Elements or involving the LCB Regulatory Information, unless such Manufacturing matters are reasonably likely to have a material adverse impact on the safety of the Licensed Products or will delay any material Development activities of Pyxis, its Affiliates or their Sublicensees, in which case the dispute resolution mechanism in the Agreement will apply.

5.	Payments

5.1	Upfront Payments.

(a)	Initial Payment. No later than [***] after the Effective Date, Pyxis shall pay to LCB a one-time, non-refundable, payment of $500,000 (Five Hundred Thousand US Dollars).

(b)	Second Payment. No later than [***] after [***] yxis shall pay to LCB a one-time, non-refundable, non-creditable payment of $9,000,000 (Nine Million US Dollars) (the “Second Payment”).

(c)

Third Payment. Subject to Section 4.11, Pyxis shall pay to LCB an additional payment to reimburse LCB’s CMC/manufacturing costs, in an amount equal to LCB’s costs of goods and invoiced CMO charges, estimated to be [***] ***]. Any increased number of Batches or changes to or additional tests for the manufacturing runs will be as agreed by the Parties and shall be provided to Pyxis at a price to be agreed with LCB.

5.2

Development Milestones. Subject to the terms and conditions set forth in the Agreement, Pyxis shall pay to LCB the following one-time, non-refundable, non-creditable payments set forth in the table immediately below for the first achievement by Pyxis or its Affiliates or Sublicensees, of the development milestone events for a Licensed Product in the Field in the Pyxis Territory. [***] or the avoidance of doubt, no payment set forth in this Section 5.2 below shall be payable more than once no matter how many times a Licensed Product achieves an applicable milestone. Milestones are separately due for: (i) each new Indication for any Licensed Product which has previously achieved a milestone for a prior Indication; (ii) any Indication for a different Licensed Product for which Indication such Licensed Product has not previously achieved a milestone for such Indication; or (iii) in the case where a clinical trial milestone has not been achieved for the same Indication for the same Licensed Product, the highest applicable development milestone will be deemed to have been achieved. For example, if one Licensed Product achieves Initiation of a first Phase 1 Clinical Trial for a first Indication achieved by any Licensed Product, a development milestone for Initiation of a first Phase 2 Clinical Trial by a second Licensed Product (even if for a different or the same Indication than the first Indication for the other Licensed Product) a second milestone will be paid. Or, if a Licensed Product achieves Initiation of Phase 3 Clinical Trial, for an Indication for which such Licensed Product has not previously achieved a Phase 3 Clinical Trial development milestone, the payment shall be the highest payment for a Phase 3 Clinical Trial development milestone that has not yet been paid.

[

Payment (US Dollars)
Development Milestone Event	First Indication	Second Indication	Third Indication	Fourth Indication
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***] ach development milestone payment with respect to a particular Indication that is earned but has not been paid, as permitted under sub clause 5.2(b) below, shall be payable upon the first to occur of [***] [***]

[***] [***]

Subject to sub clauses (a) and (b) of this Section 5.2 (Development Milestones), for each Indication, in the event any development milestone event is bypassed and a later development milestone event is achieved for the same Indication, the payments corresponding to any such bypassed development milestone event shall be due at the same time that payment is due for the achievement of such later development milestone event. In the event that submission for Regulatory Approval for an Indication is made without meeting the development milestone events, the payments corresponding to all bypassed development milestone events shall be due at the time of submission for such Indication.

[***]

Regulatory Milestones. Subject to the terms and conditions set forth in the Agreement, Pyxis shall pay to LCB the following one-time, non-refundable, non-creditable payments set forth in the table immediately below for the first achievement by Pyxis or its Affiliates or Sublicensees, of regulatory milestone events for a Licensed Product [***] in the Field in the Pyxis Territory. For the avoidance of doubt, no payment set forth in this Section 5.3 below shall be payable more than once no matter how many times a Licensed Product achieves an applicable milestone. Milestones are separately due for: [***] [***]

[***]

Regulatory Milestone Event	Payments (US Dollars)
	U.S.	Europe	Japan
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

5.3 Sales Milestones. Subject to the terms and conditions set forth in the Agreement, in the event that the Annual Net Sales made by or on behalf of a Selling Entity for all Licensed Products in a given calendar year first exceeds a threshold set forth in the table immediately below, Pyxis shall pay to LCB the following one-time, non-refundable, non-creditable milestone payments.

Annual Net Sales Milestone Threshold	Payment (US Dollars)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

In the event that in a given calendar year more than one (1) Annual Net Sales milestone threshold is achieved, Pyxis shall pay to LCB each separate Annual Net Sales milestone payment with respect to each Annual Net Sales milestone threshold that is achieved in such calendar year.

Pyxis shall notify LCB in writing upon the first achievement, in respect of a Licensed Product, by or on behalf of Pyxis or its Affiliate or Sublicensee, of each of the Milestones set forth in Section 5.2 (Development Milestones), Section 5.3 (Regulatory Milestones) and Section 5.4 (Sales Milestones) no later than [***] of Pyxis’s knowledge of achievement thereof, and in any event, each of the Milestones set forth in Section 5.4 (Sales Milestones) no later than [***] after the end of the applicable calendar year in which such Milestone is achieved. No later than [***] of receipt of an appropriate invoice from LCB, Pyxis shall pay the applicable payment due upon achievement of the corresponding Milestone Event. Each Milestone Event shall be deemed to be achieved once for all Licensed Products and shall be payable only once.

5.4

Royalty Payments. Pyxis shall pay to LCB royalties in respect of Annual Net Sales of all Licensed Products sold by or on behalf of a Selling Entity until the end of the Royalty Term in each country or jurisdiction at the Royalty Rate set forth in the chart below and the terms of Section 5.6 (Royalty Reports).

Annual Net Sales Threshold	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Concurrent with the Royalty Report pursuant to Section 5.6 (Royalty Reports), Pyxis shall pay to LCB royalties calculated pursuant to this Section 5.5 (Royalty Payments).

In the event that Pyxis enters into an agreement with a Third Party to obtain a license under a Patent Right or other Intellectual Property Right owned or controlled by such Third Party that is necessary to Exploit a Licensed Compound, then royalties due for the Net Sales of the Licensed Product shall be reduced by [***] of the amount of royalties paid to such Third Party in respect of such agreement.

On a country by country basis in the Pyxis Territory, if during the applicable Royalty Term for a Licensed Product if such Licensed Product is sold in a country and is not Covered by a Valid Claim of any Patent Claim in the LCB IP in such country at the time of such sale, then the royalties due for the Net Sales of such Licensed Product in such country shall be reduced by [***].

In no event, however, will royalties payable be reduced by more than [***] of the royalty provided in the table above.

5.5

Royalty Reports. Within [***] following the end of each Calendar Quarter after the First Commercial Sale of Licensed Product in the Pyxis Territory, Pyxis shall provide LCB with a report (“Royalty Report”) containing the following information for the applicable Calendar Quarter: the amount of gross sales of the Licensed Product in the Pyxis Territory, an itemized calculation of Net Sales in the Pyxis Territory showing deductions provided for in the definition of “Net Sales,” a calculation of the royalty payment due on such sales (on an aggregate and not on a sale-by-sale basis), an accounting of the number of units of the Licensed Product sold, the exchange rate for each country in which the Licensed Product was sold, the application of the reductions, if any, made in accordance with the royalty reduction provisions of Section 5.5 (Royalty Payments).

5.6	Payments and Taxes. All sums due under the Agreement:

(a)	all payments made under the Agreement shall be paid in US Dollars;

(b)

unless otherwise agreed by the Parties, shall be paid in US Dollars to the account notified to the other Party, and in the case of Net Sales received in a currency other than US Dollars, the royalty shall be calculated in the other currency and then converted into equivalent US Dollars at the buying rate of such other currency, as quoted by Bloomberg as at the close of business on the last Business Day of the reporting period with respect to which the payment is made; and

(c)

shall be made without deduction of income tax or other taxes, charges, or duties of any kind whatsoever that may be imposed, except insofar as a Party is required by applicable laws to withhold tax from the payment to the other Party. If a Party is required by applicable laws to withhold tax from a payment to the other Party under the Agreement, then the Party who is making the payment shall: (i) deduct such tax from the payment made to the other Party; (ii) timely pay the withheld taxes to the proper taxing authority; and (iii) promptly send proof of payment to the other Party and certify the receipt of the payment by the taxing authority. Prior to the imposition of any withholding tax on a payment under the Agreement, the Party making the payment that is subject to the withholding shall inform the other Party of its obligation to withhold tax and the Parties shall co-operate and take all steps reasonably and lawfully available to them to avoid such withholding taxes and to obtain double taxation relief under any applicable income tax treaty or otherwise. The Party required by applicable laws to make any such withholding, shall provide the other Party with all such certificates or other documents to enable the Parties to obtain a refund of such withheld taxes and any appropriate relief from double taxation of the payment in question. Pyxis shall make any payments due under the Agreement to LCB either by itself, or through an Affiliate in the United States where the only withholding or other taxes deducted from the payments is from the United States to the Republic of Korea or another jurisdiction with no greater withholding or other taxes for payments from United States (without regard to other jurisdictions) made to Republic of Korea as of the Effective Date.

(d)

Audit. Pyxis shall maintain complete and accurate records in sufficient detail to permit LCB to confirm the accuracy of the calculation of royalties, milestones, and other payments under the Agreement. Upon reasonable prior notice, but not more than once per Calendar Year, unless there has been a prior underpayment by more than [***] such records shall be available during regular business hours for a period of [***] from the end of the calendar year to which they pertain for examination at the expense of LCB by an independent certified public accountant selected by LCB and reasonably acceptable to Pyxis, for the sole purpose of verifying the accuracy of the financial reports and correctness of the payments furnished by Pyxis pursuant to the Agreement. Any amounts shown to be owed but unpaid shall be paid within [***] ] from the accountant’s report, plus interest, as set forth in Section 5.7(e) (Late Payment) from the original due date. Any amounts shown to have been overpaid shall be refunded within [***] ] from the accountant’s report. LCB shall bear the full cost of such audit unless such audit discloses an underpayment by Pyxis of more than [***] of the amount due, in which case Pyxis shall bear the cost of such audit. The audit rights in this Section 5.7(d) (Audit) shall survive the Term for [***]. Once a particular Calendar Year has been audited, that Calendar Year may not be audited again.

(e)

Late Payment. All payments due to a Party hereunder shall be made in US Dollars by wire transfer of immediately available funds into an account designated by the receiving Party. If a Party does not receive payment of any sum due to it on or before the due date, such payment will bear interest from the due date until the date of payment at the per annum rate of the lesser of: (i) [***] over the then-current US prime lending rate (as reported in the Wall Street Journal); or (ii) the maximum rate permitted by applicable law.

6.	Intellectual Property

6.1	Ownership of Arising IP.

(a)

Except as set specifically set forth in Sections 6.1(d) and 6.1(e) ownership will follow inventorship for all Arising IP, with inventorship being determined in accordance with United States patent laws (regardless of where the applicable activities occurred). Arising IP invented solely by or on behalf of LCB or any of its Affiliates will be solely owned by LCB or any of its Affiliates (“LCB Arising IP”). Arising IP invented solely by or on behalf of Pyxis or any of its Affiliates will be solely owned by Pyxis or any of its Affiliates (“Pyxis Arising IP”). Arising IP invented jointly by LCB or any of its Affiliates and Pyxis or any of its Affiliates will be jointly owned by both Parties (“Joint Arising IP”).

(b)

Each Party will promptly disclose to the other Party any Arising IP developed, created, conceived, or reduced to practice by or on behalf of such Party or any of its Affiliates during the Term. Each Party will obligate any employees, Sublicensees, and Third Party contractors to assign all Arising IP to such Party so that each Party can comply with its obligations under this Section 6.1 (Ownership of Arising IP), and each Party will promptly obtain such assignment.

(c)

Each Party will have an undivided one-half (1/2) interest in and to the Joint Arising IP. Each Party, for itself and on behalf of any of its Affiliates, licensees and Sublicensees, and employees, subcontractors, consultants and agents of any of the foregoing, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to the other Party a joint and undivided interest in and to all Joint Arising IP.

(d)

For Antibody IP, any improvements, modifications or derivatives identified, developed, generated or conceived pursuant to the Agreement shall be owned by LCB. Pyxis shall disclose to LCB any Antibody IP arising hereunder promptly and in any event within [***], after becoming aware of such Intellectual Property. Pyxis hereby assigns, and agrees to assign, to LCB all right, title and interest in and to any Antibody IP identified, developed, generated or conceived by Pyxis pursuant to the Agreement.

(e)

For LCB Background IP, any improvements or enhancements identified, developed, generated or conceived pursuant to the Agreement shall be owned by LCB. Pyxis shall disclose to LCB any LCB Background IP arising hereunder promptly and in any event within [***], after becoming aware of such Intellectual Property. Pyxis hereby assigns, and agrees to assign, to LCB all right, title and interest in and to any LCB Background IP identified, developed, generated or conceived by Pyxis pursuant to the Agreement.

6.2

Filing and Prosecution of Product-Specific Patent Rights. As promptly as reasonably practicable after the Effective Date and where possible LCB shall file, in consultation with Pyxis and in coordination with Pyxis’s counsel (in each case in good faith),    appropriate divisionals, continuations or other appropriate filings so as to create separate LCB Product-Specific Patent Rights. LCB shall provide Pyxis with drafts of such filings sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Pyxis to review and comment thereon in consultation with LCB, and LCB shall implement all reasonable comments it receives from Pyxis thereon.

6.3

Prosecution, Enforcement, and Defense. Subject to the foregoing, the prosecution, maintenance, enforcement, and defence of LCB Product-Specific Patent Rights in the Pyxis Territory shall be at the discretion, cost and responsibility of Pyxis, through the use of counsel selected by Pyxis reasonably acceptable to LCB. Pyxis shall keep LCB informed regarding the prosecution, maintenance, defense, and enforcement of the LCB Product-Specific Patent Rights, including by providing LCB with a copy of any material communications to and from any relevant authority regarding such LCB Product-Specific Patent Rights, through the Joint Patent Committee and by providing LCB drafts of any material submissions or responses to be made to such authorities sufficiently in advance of submitting such submissions or responses so as to allow for a reasonable opportunity for LCB to review and comment thereon in advance of the Joint Patent Committee meeting. The Parties shall consider in good faith the requests and suggestions with respect to such drafts in the Joint Patent Committee and with respect to strategies for filing and prosecuting such LCB Product-Specific Patent Rights. In the event that Pyxis decides not to file, prosecute, or maintain any such LCB Product-Specific Patent Rights during the Term, (a) Pyxis shall provide reasonable prior written notice to LCB of such intention in advance of a Joint Patent Committee meeting (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such LCB Product-Specific Patent Rights in such territory or other jurisdiction), and (ii) LCB shall thereupon have the option, in its sole discretion, to assume the control and direction of the filing, prosecution, and maintenance of such LCB Product-Specific Patent Rights at its sole cost and expense in such country or other jurisdiction.

6.4

Product Marks. Each Party will have the right to Commercialize the Licensed Product in its respective territory using trademarks, logos, and trade names that it determines appropriate, which may vary by region or within a region (“Product Marks”). Each Party will solely own all rights, title, and interests in and to any Product Marks adopted for use with the Licensed Product in its respective territory, including all goodwill related thereto, and will be responsible for the registration, filing, maintenance and enforcement of such Product Marks in its respective territory.

6.5	Joint Patent Committee.

(a)

Pyxis and LCB agree to establish and convene a joint patent committee (the “Joint Patent Committee”) to coordinate protection of each Party’s respective intellectual property rights and obligations under the Agreement. Within [***] after the Effective Date or at least prior to any action that needs to be taken with respect to any intellectual property under the Agreement, each Party shall designate one (1) representative for the Joint Patent Committee with the appropriate level of experience in the subject area and sufficient seniority to have the necessary decision-making authority in order for the Joint Patent Committee to fulfill its responsibilities. Either Party may designate substitutes for its Joint Patent Committee representative if such Party’s designated representative is unable to be present at a meeting. From time to time, each Party may replace its Joint Patent Committee representatives by written notice to the other Party specifying the prior representative(s) and their replacement(s). The Parties shall use good faith efforts to achieve consensus regarding any actions. If the Joint Patent Committee fails to reach agreement on any such matter, it shall be referred to the JSC. The Joint Patent Committee responsibilities are as follows:

(i)

Each Party shall disclose any intellectual property arising under the Agreement, including improvements to LCB Background IP, to the other Party promptly and in any event within [***], after becoming aware of such intellectual property.

(ii)

The Parties agree to cooperate fully in the filing, prosecution, and maintenance of any LCB Product-Specific Patent Rights and LCB Arising IP and Joint Arising IP Patent Rights under the Agreement and to coordinate any transfer of information therefore.

(iii)

The Parties shall agree which Patent Rights in the LCB Arising IP or Joint Arising IP or LCB Product-Specific IP shall be listed in the Purple Book or the Lists of Licensed Biological Products with Reference Product Exclusivity and Biosimilarity or Interchangeability Evaluations for any Licensed Product.

6.6

Further Assurances. If requested by either Party, the other Party shall execute without delay such formal licenses, assignments, or powers of attorney as may be necessary or appropriate for registration with patent offices and other relevant authorities of the rights granted under the Agreement. In the event of any conflict in meaning between any such license, assignment or power of attorney and the provisions of the Agreement, the provisions of the Agreement shall prevail wherever possible.

7.	Confidential Information and Disclosure

7.1	Confidentiality Obligations. Except as provided in this Article 7 (Confidential Information and Disclosure), each Receiving Party shall:

(a)	keep the Confidential Information of the Disclosing Party secret and confidential at all times;

(b)	not disclose or permit the disclosure of any Confidential Information of the Disclosing Party, in whole, in part, or in summary, to any person, except as expressly permitted by the Agreement;

(c)	take reasonable steps necessary to prevent the unauthorized disclosure or use of any of the Confidential Information of the Disclosing Party;

(d)

not use the Confidential Information of the Disclosing Party or permit it to be used, in whole or in part, for any purpose other than performance of the obligations and enjoyment of the rights granted under the Agreement; and

(e)

inform the Disclosing Party immediately if it becomes aware of the possession, use or knowledge of any of the Confidential Information of the Disclosing Party by a Third Party, and to provide any assistance in relation to such unauthorised possession, use or knowledge that the Disclosing Party may reasonably require.

7.2	Exceptions. Information of a Disclosing Party will not be considered Confidential Information to the extent that the Receiving Party can prove by means of reasonable written evidence:

(a)	was known to the Receiving Party prior to disclosure by the Disclosing Party and at its free disposal;

(b)

is or becomes publicly known other than as a result of breach of the Agreement by the Receiving Party or by anyone to whom the Receiving Party disclosed the Confidential Information of the Disclosing Party;

(c)	is received by the Receiving Party from a Third Party lawfully entitled to make the disclosure without restrictions on the Receiving Party’s rights to disclose or use; or

(d)	is developed by any of the Receiving Party’s Representatives without use of or knowledge of, the Confidential Information of the Disclosing Party;

except that the above exceptions do not extend to circumstances where the Confidential Information is specific, does not fall within the above exceptions, and is embraced by more general information which does fall within the above exceptions.

7.3

Disclosure Required by Law. The Receiving Party will not be in breach of its obligations under the Agreement to the extent that it is required to disclose Confidential Information of the Disclosing Party by law (provided, in the case of a disclosure under any freedom of information legislation, that the exemptions under that legislation do not apply) or order of a court or other public body or Competent Authority that has jurisdiction over it (including applicable national securities exchange regulations or listing requirements), provided that, to the extent reasonably possible before making such a disclosure, the Receiving Party shall, to the extent it is legally permitted to do so:

(a)	inform the Disclosing Party of the proposed disclosure as soon as possible, and if possible before the court or other public body orders the disclosure;

(b)	take into account reasonable requests of the Disclosing Party in relation to such disclosure;

(c)	ask (or permit the Disclosing Party to ask as appropriate) the court or other public body to treat such Confidential Information as confidential; and

(d)	permit the Disclosing Party to make representations to the court or other public body in respect of the disclosure or confidential treatment of such Confidential Information.

7.4

Permitted Disclosure. Notwithstanding the obligations set forth in Section 7.1 (Confidentiality Obligations) and subject to Section 7.10, a Receiving Party may disclose the Disclosing Party’s Confidential Information (including the Agreement and the terms herein) to the extent such disclosure is reasonably necessary in the following situations:

(a)

(i) for the filing and prosecution of any Patent Rights, as decided by the Joint Patent Committee in accordance with the Agreement; or (ii) for regulatory submissions and other filings with Competent Authorities, as necessary for the Exploitation of the Licensed Compound or Licensed Product as contemplated by the Agreement; and

(b)

disclosure of the Confidential Information of the Disclosing Party to (i) those of its Representatives who reasonably require such access in connection with the performance of the obligations and enjoyment of the rights granted under the Agreement, and (ii) to actual or potential (sub)licensees, acquirers or assignees, collaborators, investment bankers, investors, or lenders (including in connection with any royalty factoring transaction), in both cases (i) and (ii), (A) have been informed of the confidential nature of such Confidential Information, the Disclosing Party’s interest in such Confidential Information, and the provisions of the Agreement, and have been instructed to comply with the applicable provision of Article 7 of the Agreement; and (B) are bound by legally binding confidentiality obligations to the Receiving Party on terms that are no less onerous than those set out in the Agreement, and which extend to such Confidential Information. The Receiving Party shall ensure that all those Representatives or other recipients who have access to the Confidential Information of the Disclosing Party comply with the provisions of the Agreement, and the Receiving Party shall be liable to the Disclosing Party for any acts or omissions of any such Representative or other recipients, that would, if effected by the Receiving Party, constitute a breach of the Agreement.

7.5

Public Announcement. Except as set forth in Section 7.9 (Press Release), neither Party shall make, nor permit any person to make, any public announcement, whether oral or written, concerning the Agreement that is not previously disclosed or otherwise in the public domain, or make any use of the name, symbol, trade mark, trade name or logo of the other Party or its Affiliates without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed).

7.6

Publications. Each Party shall ensure that any and all intended publications or presentations in respect of Licensed Compound and Licensed Product to be made public, shall not disclose the other Party’s Confidential Information, shall be subject to the approval of the Joint Patent Committee and shall be disclosed to the other Party for review at least [***]] prior to any submission or other public disclosure of such publication or presentation. If the other Party determines that the publication contains patentable subject matter, the publishing Party agrees to postpone publication or presentation of such Presentation for an additional [***] to permit the filing of a patent application.

7.7

Disclosure of Results. Subject to Section 7.6 (Publications), each Party may publish or promote any Results of that Party (but for clarity, not of Results obtained by the other Party). Each Party may publish or promote any Results of the other Party if permitted under Section 7.4, or with the prior consent of the other Party (not to be unreasonably withheld, conditioned or delayed), in each case after providing the other Party with as much notice as is reasonably practicable. The Party intending to disclose any Results shared by the other Party shall disclose such intended publication to the other Party shall postpone any portion of the publication for an additional period of up to [***], to permit the filing of a patent application and shall reasonably take into account any comments and recommendations of such other Party prior to publication.

7.8

Use of Name. Neither Party shall use the name of the other Party in any public disclosure, publicity or advertising involving the existence of the Agreement or its subject matter without the prior written approval of the other Party, unless otherwise permitted under this Article 7 (Confidential Information and Disclosure).

7.9

Joint Press Release. The Parties have agreed on a joint press release announcing the Agreement to be issued by the Parties on the Effective Date or such date and time as may be agreed by the Parties. No other disclosure of the existence or the terms of the Agreement may be made by either Party or its Affiliates except as provided in Section 7.3 (Disclosure Required by Law), Section 7.4 (Permitted Disclosures), Section 7.5 (Public Announcement) or Section 7.7 (Disclosure of Results).

7.10

Non-Disclosure of Financial Terms. Notwithstanding the foregoing in Sections 7.1 (Confidentiality Obligations) through 7.9 (Press Release), the Parties shall not ever disclose under any circumstances the financial terms, except those financial terms set out in Article 5 (Payments) of the Agreement as permitted under Section 7.3 (Disclosure Required by Law) or this Section 7.10 (Non-Disclosure of Financial Terms), without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed in the case of disclosures under Section 7.4) except for the total upfront payment and total aggregate sum of the payments and any revenue-sharing ratio. Notwithstanding the foregoing, Pyxis may disclose the financial terms set out in Article 5 (Payments) without LCB’s consent to bona fide actual or potential bankers, investors, or lenders interested in investing in Pyxis’s Series B Financing, each of which has entered into confidentiality agreements at least as restrictive and protective of LCB as set forth in this Agreement.

7.11

Subsequent Disclosures. Once information under the Agreement has been disclosed in accordance with this Article 7, subsequent disclosures of the same or similar information shall not require the notification or consent of the other Party.

8.	Representations and Warranties

8.1	Mutual Representations and Warranties. Pyxis and LCB each represents and warrants to the other, as of the Effective Date, as follows:

(a)

Organization. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform the Agreement.

(b)

Authorization. The execution and delivery of the Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (i) in any material respect, any agreement to which such Party is bound, (ii) any requirement of any applicable law, or (iii) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

(c)

Binding Agreement. The Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

(d)	No Conflicts. It is not under any obligation, contractual or otherwise, to any person that conflicts with the terms of the Agreement.

(e)	Necessary Rights. Each Party has all the necessary rights, title and interest to grant the licenses hereunder.

(f)

No Debarment. Neither Party nor any of its Affiliates (i) has ever been debarred or subject to debarment or has received notice from the FDA of an intent to debar or has been convicted of a crime for which an entity or person could be debarred under 21 U.S.C. §335a; (ii) has ever been under indictment for a crime for which a person or entity could be debarred under 21 U.S.C. §335a; or (iii) or any of its personnel has been disqualified or is subject of a notice to disqualify as an investigator.

8.2	Additional Representations and Warranties. LCB further represents and warrants to Pyxis, as of the Effective Date, as follows:

(a)

No Claims. There are no claims, judgments or settlements against LCB pending, or to LCB’s Knowledge, threatened that invalidate or seek to invalidate the LCB Patent Rights or Patent Rights in the Antibody IP. To LCB’s Knowledge, use of the LCB Know-How and LCB Patent Rights and Patent Rights in the Antibody IP by Pyxis in accordance with the terms of the Agreement, including Pyxis’s further research, Development, Manufacturing or Commercialization or other Exploitation of Licensed Products does not infringe on, misappropriate or violate the rights of any Third Party, including any Third Party Intellectual Property Rights.

(b)

No Assignment. Except as set forth in Schedule 1(bbb) LCB has not granted any right, license or interest in or to the LCB IP and Antibody IP that is inconsistent with the licenses and rights granted to Pyxis under the Agreement.

(c)

Ownership. Except as set forth in Schedule 1(bbb) LCB is the sole and exclusive owner or otherwise controls the LCB IP, and, in each case, has the ability to grant to Pyxis the licenses and rights granted to Pyxis under the Agreement, and such ownership is free and clear of all encumbrances, security interests, options and licenses. None of the LCB IP is subject to any existing royalty or other payment obligations to any Third Party under any agreement or understanding entered into by LCB or its Affiliates, and to LCB’s Knowledge of any obligation to pay any royalties or other amounts to any Third Party by reason of Pyxis’s use thereof as contemplated by the Agreement.

(d)

Completeness. To LCB’s Knowledge, the Intellectual Property Rights licensed to Pyxis hereunder represents all of the Intellectual Property Rights that are being used by LCB or its Affiliates, or that are necessary or useful, for the research, Development, Manufacture and Commercialization or other Exploitation of the Licensed Compound or Licensed Products.

(e)

No Litigation. There is no claim, action, suit, proceeding, complaint or investigation pending before any court or administrative office or agency or, to LCB’s Knowledge, currently threatened against LCB or any of its Affiliates, with respect to any of the LCB IP.

(f)

No Third Party Infringement. LCB has not initiated or been involved in any proceedings or claims in which it alleges that any Third Party is or was infringing or misappropriating any LCB IP nor have any such proceedings been threatened by LCB. To LCB’s Knowledge, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate any of the LCB IP.

(g)

Assignment by Employees, Agents and Consultants. All employees and agents of, and consultants to, LCB are obligated to assign to LCB their rights in and to any inventions arising out of their work at LCB either pursuant to written agreement or by operation of law.

(h)

Public or Philanthropic Funding. None of the LCB IP were supported in whole or in part by funding or grants by any governmental agency or philanthropic or charitable organization in any manner that would impose an obligation on Pyxis, its Affiliates or any Sublicensee hereunder.

(i)

Disclosure. LCB has made available to Pyxis all material toxicology studies, clinical data, process and analytical development information, manufacturing process data, material filings and material correspondence with Regulatory authorities, and all other material information in its possession or control relating to the Licensed Compound and, to LCB’s Knowledge, all written information are true and correct copies.

(j)	Confidentiality. LCB has used Commercially Reasonable Efforts to protect the confidentiality of those parts of the LCB IP that constitute confidential or proprietary information of LCB.

8.3

LCB Covenant. From and after the Effective Date, LCB shall not amend, modify,    terminate, or waive compliance with any material provision of, the license with Y-Biologics Inc. to LCB for use of the monoclonal anti-DLK1 antibody within LCB67 in a manner that would adversely affect Pyxis’s rights under this Agreement, except with Pyxis’s prior consent (not to be unreasonably withheld, delayed or conditioned).

8.4

Debarment. If, during the Term, a Party has reason to believe that it or any of its employees, officers, independent contractors, consultants or agents rendering services relating to the Licensed Compound and Licensed Product: (i) is or will be debarred or convicted of a crime for which a person could be debarred under 21 U.S.C. §335a; or (ii) is or will be under indictment for a crime for which a person could be debarred under 21 U.S.C. §335a, then such Party shall immediately notify the other Party of same in writing; or (iii) has committed a wrongful act for which FDA would have grounds for invoking the Application Integrity Policy (AIP).

9.	Liability

9.1	No Limitation on Certain Liabilities. Nothing in the Agreement shall exclude or limit, or purport to exclude or limit, a Party’s liability in the case of:

(a)	breach of Article 2 (License), Section 4.9 (Exclusivity), Article 6 (Intellectual Property) or Article 7 (Confidential Information and Disclosure);

(b)	fraud or fraudulent misrepresentation;

(c)	death or personal injury resulting from its gross negligence; or

(d)	any other matter in respect of which it would be unlawful to exclude or restrict liability.

9.2

Limitation of Liabilities. Subject to Section 9.1 (No Limitation on Certain Liabilities), neither Party nor any of its Affiliates shall be liable in contract, tort, negligence, breach of statutory duty or otherwise to the other Party for any consequential, incidental, special, punitive, exemplary or indirect loss or damage, loss of profits, loss of business or loss of goodwill arising out of the Agreement, except to the extent any such losses or damages are required to be paid as part of a Claim for which either Party provides indemnification under Section 9.3 (Indemnification). EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE 8 (REPRESENTATIONS AND WARRANTIES) NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

9.3	Indemnification.

(a)

Pyxis shall indemnify, defend, and hold harmless LCB and its Affiliates and their respective officers, directors, employees and agents (the “LCB Indemnitees”), from and against any and all losses, liability, damages, costs, infringement, or expenses of any kind or nature (including reasonable attorneys’ fees, expert witness fees, and court costs) arising with respect to any claims, suits, demands, judgments or causes of action (collectively, “Claims”) brought against a LCB Indemnitee by a Third Party arising out of or relating to (i) the Exploitation of any Licensed Compound and Licensed Product by Pyxis or its Affiliates or its or their Sublicensees or subcontractors in the Field in the Pyxis Territory, (ii) a breach of any of Pyxis’s representations, warranties, or obligations under the Agreement, (iii) the wilful misconduct or gross negligence of Pyxis or any of its Affiliates, or (iv) violation of applicable law by Pyxis or any of its Affiliates, in each case, save to the extent that such Claim is finally determined to arise from the wilful misconduct or gross negligence of LCB.

(b)

LCB shall indemnify, defend, and hold harmless Pyxis and its Affiliates and their respective officers, directors, employees and agents (the “Pyxis Indemnitees”), from and against Claims brought against a Pyxis Indemnitee by a Third Party arising out of or relating to (i) the Exploitation of any Licensed Compound and Licensed Product by LCB or its Affiliates or its or their sublicensees or subcontractors in the LCB Territory, (ii) a breach of any of LCB’s representations, warranties, or obligations under the Agreement, (iii) the wilful misconduct or gross negligence of LCB or any of its Affiliates, or (iv) violation of applicable law by LCB or any of its Affiliates, in each case, save to the extent that such Claim is finally determined to arise from the wilful misconduct or gross negligence of LCB.

(c)

For the purposes of the Agreement, the term “Indemnitee” shall refer to an LCB Indemnitee or a Pyxis Indemnitee, as applicable. The indemnifying party under the Agreement shall be referred to as, the “Indemnifying Party”.

9.4

Indemnification Procedure. Where an Indemnitee seeks indemnification pursuant to Section 9.3 (Indemnification), the Indemnitee shall provide prompt written notice to Pyxis of the assertion or commencement of any such Claim. The Indemnifying Party shall have the right to assume the defence of any such claim and shall not be liable for settlement of any claim effected without its written consent. The Indemnitee shall provide all assistance and information reasonably required by the Indemnifying Party, at such Indemnifying Party’s sole expense. The Indemnitee shall:

(a)

not make any admission of liability, conclude any agreement in relation to such liability or make any compromise with any person, body or authority in relation to such liability without the prior written consent of the Indemnifying Party; and

(b)	have the right to participate in (but not control) the defence of a claim and to retain its own counsel in connection with such claim at its own expense.

9.5

Insurance. Pyxis shall obtain and maintain such types and amounts of insurance as is normal and customary for it to cover its activities under the Agreement, and will upon request by LCB, provide LCB with a certificate of insurance in that regard, along with any amendments and revisions thereto. Without prejudice to the foregoing:

(a)

at least [***] before the start of any Commercialization of any Licensed Product, Pyxis shall obtain and maintain during the remainder of the Term (and for the longer of either 3 years after the expiry or termination of the Agreement or 3 years after the last Licensed Product is sold) of the Agreement product liability insurance on a “claims-made basis” in an amount no lower than $[***] per occurrence and $[***] in the aggregate on a worldwide basis, and shall provide to LCB evidence of the same;

(b)

upon the screening of the first patient in any clinical trials of a Licensed Product in human subjects, Pyxis shall obtain and maintain clinical trials insurance on a “claims-made basis” in an amount no lower than $[***] per occurrence and $[***] in the aggregate on a worldwide basis, and shall provide to LCB evidence of the same; and

(c)

all such policies or coverages shall name LCB as an additional insured. Pyxis will provide to LCB a certificate evidencing the insurance it is required to obtain and shall keep in force such policy upon LCB’s reasonable request during the Term. Such certificate will evidence that LCB is an additional insured. Notice of cancellation or material change will be made in accordance with the policy provisions.

10.	Term and Termination

10.1

Term. The Agreement shall come into effect on the Effective Date and shall continue on a country-by-country basis until the expiration of each Royalty Term in each country (unless earlier terminated in accordance with Section 10.2 (Termination) or by operation of law) (“Term”). Upon expiry of the Royalty Term in respect of a country and a Licensed Product, all licenses granted to Pyxis hereunder in respect of such Licensed Product and such country shall become perpetual, irrevocable, and fully paid in the Field.

10.2	Termination.

(a)

Termination for Material Breach. Either Party may terminate the Agreement at any time by notice in writing to the other Party, such notice to take effect [***] from receipt of such notice if such other Party is in material breach of the Agreement (including failure to make any payment, which failure shall automatically be deemed a material breach, or Commercially Reasonable Efforts or breach of any provisions of Article 6 or 7), unless the breach is failure to make a payment, in which case the notice will take effect [***] from receipt. If such breach can be cured within such [***] period (or [***] period in the case of failure to make a payment), then such termination will not be effective if the breaching Party promptly commences actions to cure such breach and thereafter diligently continues such actions and cures such breach during such [***] period after such notice. If an allegedly breaching Party disputes the occurrence of the material breach, then the cure period set forth in this Section 10.2(a) (Termination for Material Breach) shall be tolled during the period that the alleged material breach is being disputed in accordance with Sections 11.1 (Disputes) and 11.2 (Arbitration) of the Agreement, until the dispute is finally resolved. From the after the date that the dispute has been finally resolved the cure period shall resume.

(b)	Termination for Technical Failure. At any time during the Term, Pyxis may terminate the Agreement for Technical Failure, [***].

(c)	Termination for Insolvency or Cessation of Business. To the extent permitted by applicable law, either Party may terminate the Agreement if:

(i)	the other Party becomes insolvent, or is unable its debts as they mature;

(ii)	an order is made, or a resolution is passed for the winding up of such other Party (other than voluntarily for the purpose of solvent amalgamation or reconstruction);

(iii)	a liquidator, administrator, administrative receiver, receiver, or trustee is appointed in respect of the whole or any part of such other Party’s assets or business; or

(iv)

seeks relief or if proceedings are commenced against the other Party, or on its behalf, under any bankruptcy, insolvency or debtors’ relief law and those proceedings have not been vacated or set aside within [***] after the commencement of those proceedings.

(d)

Termination for Patent Challenge. In the event of a Patent Challenge by Pyxis or its Affiliates or Sublicensee, LCB may, in its sole discretion, as and to the extent permissible under applicable law, elect to terminate the Agreement in whole or in part with respect to the Patent Rights that are the subject of the Patent Challenge, upon [***] notice in writing to Pyxis, such termination to take effect immediately following such notice period; provided that if Pyxis or its Affiliate or Sublicensee withdraws (or causes to be withdrawn) such Patent Challenge within [***] after being requested to do so by LCB in writing (which termination notice will be deemed a request), then LCB will have no right to terminate the licenses under the Agreement with respect to such Patent Rights pursuant to this Section 10.2(d) (Termination for Patent Challenge). In addition, notwithstanding the foregoing, LCB will have no right to terminate the relevant licenses under the relevant Patent Rights under the Agreement pursuant to this Section 10.2(d) (Termination for Patent Challenge) with respect to: (i) any affirmative defense or other validity, enforceability, or non-infringement challenge, whether in the same action or in any other agency or forum of competent jurisdiction, advanced by Pyxis, or any of its Affiliates or Sublicensees in response to any claim or action brought in the first instance by, or on behalf of, LCB, (ii) any Patent Challenge that is commenced by a Sublicensee, provided that Pyxis demands that such Sublicensee withdraw such Patent Challenge promptly after Pyxis becomes aware of such Patent Challenge and terminates the sublicense agreement with the applicable Sublicensee if such Sublicensee does not withdraw such Patent Challenge within [***]] after receipt of notice from Pyxis; or (iii) any Patent Challenge brought by a Third Party [***] or more prior to the initial written indication of interest that results in such Third Party becoming an Affiliate of Pyxis as a result of a Change of Control of Pyxis or such Third Party as long as Pyxis or such Third Party, its Affiliates and their sublicensees, as applicable, institute commercially reasonable safeguards or firewalls between the personnel and advisors assisting or working on such Patent Challenge and personnel and advisors assisting or working on any Licensed Product or ROFN Eligible Product so that personnel and advisors assisting or working on such Patent Challenge do not have access to or knowledge of, and may not use, LCB IP or Arising IP;

(e)	Termination for Convenience. Pyxis may terminate the Agreement with respect to any country in the Pyxis Territory upon ninety (90) Days prior written notice to LCB.

(f)

Breach of Opt-In Agreement. Without limiting either Party’s right to terminate pursuant to Section 10.2(a) a Party may terminate the Agreement in whole or in part if the other Party materially breaches the Opt-In Agreement including by LCB for Pyxis’s failure either to issue LCB the Initial Shares (as defined in the Opt-In Agreement) by the Financing Date or to pay to LCB the [***] required by Section 2.2(b) of the Opt-In Agreement. For the avoidance of doubt, termination of the Opt-In Agreement by LCB shall not terminate Pyxis’ obligation to share Sublicense Revenue with LCB if LCB elects not to terminate the Agreement.

10.3	Rights in Bankruptcy.

(a)

The Parties agree that the Agreement constitutes an executory contract under Section 365 of Chapter 11 the United States Code as amended (the “Code”) for the license of “intellectual property” as defined under Section 101 of the Code and constitutes a license of “intellectual property” for purposes of any similar applicable laws in any other country in the Territory. The Parties further agree that Pyxis, as licensee of such rights under the Agreement, shall retain and may fully exercise all of its protections, rights, and elections under the Code, including under Section 365(n) of the Code, and any similar applicable laws in any other country in the Territory.

(b)

All rights, powers, and remedies of Pyxis provided for in this Section 10 are in addition to and not in substitution for any and all other rights, powers, and remedies now or hereafter existing at law or in equity (including under the Code and any similar applicable laws in any other country in the Territory). The Parties agree that they intend the following Pyxis rights to extend to the maximum extent permitted by law, including, for purposes of the Code in the event of a bankruptcy case of LCB under the Code or any similar insolvency proceeding under any similar applicable laws, in each case subject to Pyxis’s election to retain its rights as a licensee under Section 365(n) of the Code (or such similar applicable laws) and the Agreement, including continuing payments as provided thereby or hereunder: (i) the right of a complete duplicate or access to, as appropriate, any LCB Product-Specific IP (including all embodiments thereof), or, if any such LCB Product-Specific IP (or embodiments thereof) are not already in LCB’s possession, any Third Party with whom LCB contracts to perform an obligation of LCB under the Agreement which is necessary for the Exploitation of the Licensed Compounds or Licensed Products in the Field in the Territory; (ii) the right to contract directly with any Third Party described in paragraph (i) to complete the contracted work; and (iii) the right to cure any breach of LCB under any such agreement with a Third Party if LCB becomes incapable of curing, or refuses in writing to cure any such breach and the right to set off or recoup the costs thereof against amounts payable to LCB under the Agreement. The Parties agree that this Section 10.3 (Rights in Bankruptcy) shall apply to LCB as if LCB were the licensee and Pyxis were the licensor mutatis mutandis, in the event of the bankruptcy of Pyxis and LCB and Pyxis are party to a license set forth in Section 10.4(d).

10.4	Effect of Termination. Upon termination of the Agreement by either Party under Section 10.2 (Termination), then with respect to the countries or regions for this which the Agreement is terminated:

(a)

Termination of License. Pyxis and its Affiliates shall immediately cease to exercise the rights under the LCB IP, except that Pyxis and its Affiliates shall be entitled to sell, use, or otherwise dispose of (subject to payment of royalties due) any unsold or unused stocks of the Licensed Products during a period of [***]] after the effective date of the termination of the Agreement.

(b)	Termination of the Opt-In Agreement. At the effective date of termination of the Agreement the Opt-In Agreement shall terminate.

(c)

Sublicenses. All Sublicenses of the LCB IP shall survive any termination of the Agreement provided the applicable Sublicensee is not then in material breach of its Sublicense, and such Sublicense shall become a direct license to such Sublicensee, and in such direct license, the scope of the license grant shall be the same as the scope of such Sublicensee’s Sublicense grant under the applicable Sublicense.

(d)

Assignment of Results and License under Pyxis IP. Pyxis shall, at LCB’s request, [***]transfer and assign to LCB the following items with respect to Licensed Compounds and Licensed Products, to the extent reasonably necessary or reasonably useful for the Exploitation of the Licensed Compounds and Licensed Products in the region or Territory: all clinical and regulatory correspondence; all Regulatory Approvals held by Pyxis or its Affiliates; all Results, including the trial master file, the clinical database and the safety database; and marketing reports, reimbursement studies and promotional materials specifically related to the Licensed Compound or Licensed Product (collectively, the “Pyxis-Developed Materials”).

Upon termination, Pyxis shall, at LCB’s request, grant to LCB an exclusive, royalty-bearing (in the case of termination under Section 10.2(a) or 10.2(e)), and worldwide license (with the right to sublicense in multiple tiers) to the Pyxis IP solely for purposes of the Exploitation of the Licensed Compound and Licensed Products as they exist as of the effective date of termination, as applicable (the “Pyxis Exclusive License Grant”). The Parties will agree in good faith regarding a technology transfer plan with respect to the Pyxis-Developed Materials to facilitate LCB’s practice of the foregoing license at LCB’s cost (to the extent in addition to what is required under Section 4.10) which shall be at an agreed reasonable Pyxis FTE rate thereafter. In consideration for the Pyxis Exclusive License Grant and the transfer and assignment of Pyxis-Developed Materials, LCB shall pay Pyxis the following royalty rate with respect to Net Sales of the returned Licensed Product by LCB, its Affiliates or Sublicensees depending upon the stage of Development of Licensed Product at the time of termination for a period beginning on the date of the license grant and continuing until the expiration of the last patent claim covering composition of matter covering the Licensed Compound included in the Pyxis Non-Exclusive License Grant.

Development stage of the Licensed Product at termination	Royalty rate to Pyxis
[***]	[	***]
[***]	[	***]
[***]	[	***]

(e)	Transfer of Inventory. Upon LCB’s request, LCB may procure any unsold or unused stocks of the Licensed Products from Pyxis. Such stocks shall be provided at a transfer price that equals [***]

10.5	Effect of Expiration or Termination by either Party.

(a)

Accrued Rights. Expiry or termination of the Agreement will not affect any accrued rights or liabilities that either Party may have by the time termination takes effect, including the Second Payment and under the Opt-In Agreement, the right as of the Effective Date to equity in the next Pyxis Financing (as defined in the Opt-In Agreement) and any accrued obligations to share the full amount of Sublicense Revenue, the obligation to pay Milestone Payments in respect of milestones which have been achieved before the effective date of termination and the obligation to pay royalties in relation to Net Sales in respect of Licensed Products sold or supplied prior to the effective date of termination, [***]

(b)

Return of Confidential Information. Upon any expiration or termination of the Agreement pursuant to Section 10.2, the Receiving Party shall return to the Disclosing Party any documents or other materials that contain the Disclosing Party’s Confidential Information in relation to the countries and regions with respect to which the Agreement has been terminated, including all copies made, and make no further use or disclosure thereof. The Receiving Party may, however, keep copies of the Confidential Information of the Disclosing Party in its legal adviser’s files solely for the purpose of enabling it to comply with the provisions of the Agreement.

10.6

Termination Not Sole Remedy. A Party’s right of termination under the Agreement, and the exercise of any such right, shall be without prejudice to any other right or remedy (including any right to claim damages) that such Party may have in the event of a breach of contract or other default by the other Party.

10.7

Survival. Upon termination (but not expiration) of the Agreement for any reason, the provisions of Article 1 (Definitions and Interpretation), Section 2.3 (Restrictions), Sections 3.1(b) and 3.1(d) (Sublicenses), Article 5 (Payments) (solely with respect to the amounts accrued prior to termination but not paid and the reporting tax, auditing and information sharing procedures associated therewith), Sections 6.1 (Ownership) and 6.6 (Further Assurances), Section 7 (Confidential Information and Disclosure other than Sections 7.6 (Publications) and 7.7 (Disclosure of Results) which shall not be applicable to LCB), Article 9 (Liability), Section 10.4 (Effect of Termination), Section 10.5 (Effect of Expiration or Termination by either Party), Section 10.6 (Termination Not Sole Remedy), this Section 10.7 (Survival), Article 11 (Dispute Resolution), and Article 12 (General) shall remain in force.

11.	Dispute Resolution and Governing Law

11.1

Disputes. Any dispute between the Parties arising out of or relating to the Agreement, including any non-contractual disputes or claims or any question regarding its existence, validity, or termination, shall be resolved by binding arbitration. The proceedings shall be initiated by the service of a written notice of dispute by a Party on the other Party setting out details of the dispute and the reasons why the Party serving the notice believes that the dispute has arisen. Upon service of such a notice, the dispute shall be referred to the Senior Officers (or their respective delegates), who shall endeavour to resolve the dispute amicably (each acting reasonably and in good faith).

11.2

Arbitration. In the event that a dispute cannot be resolved to the satisfaction of both Parties within [***] of referral to the Senior Officers (or their respective delegates), or if a Party either fails to participate or to continue to participate in the process referred to in Section 11.1 (Disputes), it shall be finally settled through an arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce 2021 in accordance with the Expedited Procedure Rules irrespective of the amount in dispute. The right and obligation to arbitrate under this Section 11.2 (Arbitration) shall extend to any claims by or against the Parties and their respective Affiliates and any agents, principals, officers, directors, or employees of either of the Parties or their respective Affiliates. The arbitration tribunal shall be composed of one arbitrator agreed by the Parties. If the Parties are unable to agree on an arbitrator within [***] after the transmission of the request for arbitration by one of the Parties, then the arbitration tribunal shall be composed of one arbitrator selected by each Party and one arbitrator selected by the first two arbitrators. The arbitral award shall be final and binding. A judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The legal seat of arbitration shall be Boston, Massachusetts, and the language of the arbitral proceedings shall be English. Either party may apply to the arbitrator(s) seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. The arbitrators shall have the authority to grant specific performance, issue summary judgments or grant other depository motions and, if either Party engages attorneys to enforce any rights arising out of or relating to the Agreement, then the prevailing Party shall be entitled to recover its reasonable fees and costs expended in engaging such attorneys. The Parties agree that all information, including the result, of such arbitration and the fact that arbitration takes place shall be regarded as Confidential Information of both Parties and shall not be disclosed without the written consent of the other Party.

11.3

Governing Law. The Agreement (and any dispute or claim relating to it, its subject matter, its enforceability or its termination, including non-contractual claims) is governed by and construed in accordance with the substantive laws of Massachusetts without regard to its conflicts of law provisions.

11.4

Other Remedies. Nothing in the Agreement shall prevent either Party or their Affiliates from seeking interim relief or a temporary restraining order or injunction concerning a dispute either prior to or during any proceeding if necessary to protect the interests of such Party or to preserve the status quo pending the proceeding, including any such remedy against the Receiving Party from any court of competent jurisdiction in the event of a threatened or actual breach of any confidentiality obligation hereunder, or to prevent wrongful use of any Confidential Information hereunder without posting of a bond or other security.

12.	General

12.1	No other license. Nothing in the Agreement shall be construed as giving to either Party any rights to use any Intellectual Property Rights other than as expressly granted by the Agreement.

12.2	Amendment. The Agreement may only be amended in writing signed by duly authorized representatives of Pyxis and LCB.

12.3	Assignment.

(a)	Subject to Section 12.3(b), neither Party may assign, mortgage, charge, or otherwise transfer any rights or obligations under the Agreement without the prior written consent of the other Party.

(b)

With written notice to the other Party before such assignment or transfer, either Party may assign and transfer all its rights and obligations under the Agreement to (i) an Affiliate, or (ii) any counter-party to a Change of Control transaction, provided that the assignee undertakes in writing to the other Party to be bound by and perform the obligations of the assignor under the Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Section 12.3 (Assignment) will be null, void and of no legal effect.

12.4

Waiver. No failure or delay on the part of either Party to exercise any right or remedy under the Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.

12.5

Invalid Clauses. If any provision or part of the Agreement is held to be invalid, amendments to the Agreement may be made by the addition or deletion of wording as appropriate to remove the invalid part or provision but otherwise retain the provision and the other provisions of the Agreement to the maximum extent permissible under applicable law such that the objectives contemplated by the Parties when entering into the Agreement may be realized.

12.6

No agency. Neither Party shall act or describe itself as the agent of the other, nor shall it make or represent that it has authority to make any commitments on the other’s behalf. Each Party will act solely as an independent contractor, and nothing in the Agreement will be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein will be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

12.7

Performance by Affiliates. Each Party may perform any obligations and exercise any right hereunder through any of its Affiliates, provided that such Party will remain primarily responsible for the other Party hereunder. Each Party hereby guarantees the performance by any of its Affiliates of such Party’s obligations under the Agreement, and will cause its Affiliates to comply with the provisions of the Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under the Agreement will be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

12.8

Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in achieving any objective, satisfying any condition, or performing any obligation under the Agreement to the extent that such failure or delay is caused by or results from acts or events beyond the reasonable control of such Party, including acts of God, embargoes, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotions, government actions, unavailability of supplies, materials or transportation, fire, earthquakes, floods, epidemics, pandemics, the spread of infectious diseases, and quarantines (“Force Majeure”). The affected Party will notify the other Party in writing of any Force Majeure circumstances as soon as reasonably practical, will provide a good faith estimate of the period for which its failure or delay in performance under the Agreement is expected to continue based on currently available information and shall use best efforts to mitigate the effects such Force Majeure and promptly resume performance upon the cessation thereof.

12.9

Notices. Any notice to be given under the Agreement must be in writing and be delivered to the other Party by hand or courier. Any notice shall be deemed to have been received on the Day of delivery. This Section 12.9 (Notices) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of the Agreement. Until changed by notice given in accordance with this clause, all notices should be addressed as follows:

For LCB:	For Pyxis:

Attention: *** or Chief Business Development Officer Address: 8-26 Munpyeongseo-ro Daedeok-gu Daejeon, 34302, Republic of Korea	Attention: Chief Executive Officer Address: Pyxis Oncology, Inc. 35 Cambridge Park Dr. Cambridge, MA 02140

With copies, which shall not constitute notice to:

For LCB: *** Foley Hoag Seaport West Boston, MA 02210-2600 ***	For Pyxis: *** Hogan Lovells US LLP 100 International Drive, Suite 2000 Baltimore, MD 21202 ***

12.10

Further Action. Each Party agrees to execute, acknowledge and deliver such further instruments, and do all reasonable further similar acts, as may be necessary or appropriate to carry out the purposes and intent of the Agreement.

12.11

Entire Agreement. The Agreement and the Opt-In Agreement, including their Schedules, set out the entire agreement between the Parties relating to its subject matter and supersede all prior oral or written agreements, arrangements, or understandings between them relating to such subject matter.

12.12

Third Parties. The Agreement does not create any right enforceable by any person who is not a party to it except as otherwise expressly provided in Sections 9.3 (Indemnification) and 9.4 (Indemnification Procedure). Except as expressly provided in Sections 9.3 (Indemnification) and 9.4 (Indemnification Procedure), no person who is not a Party to the Agreement shall have the right to enforce any term of the Agreement.

12.13

Counterparts; Electronic Signatures. The Agreement may be executed in any number of counterparts, each of which is an original but all of which together will constitute one document. Each Party acknowledges and agrees that the Agreement and all schedules, related documents, amendments and modifications thereof, may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

—Signature Page Follows—

The Agreement has been entered into on the Effective Date.

For and on behalf of	For and on behalf of

LegoChem Biosciences Inc.	Pyxis Oncology, Inc.

/s/ Yong-Zu Kim Signed	/s/ Lara Sullivan, M.D. Signed

Yong-Zu Kim	Lara Sullivan, M.D.

CEO & President	Chief Executive Officer

Exhibit 1

Opt-In, Investment and Additional Consideration Agreement

[***]

Exhibit 2

Indications

[***]

Schedule1(f):

Antibody IP: Patent Rights

[***]

Schedule 1(bbb):

LCB Background Patent Rights

[***]

Schedule (jjj):

LCB Product-Specific Patent Rights

[***]

Confidential

Schedule 1(mmm):

Sequence ID of DLK1-Antibody (Licensed Compound)

[***]

Confidential

Schedule 1(hhhh):

Patent Rights in Pyxis Background IP

[***]